The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and has become effective. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell nor are they soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed pursuant to Rule 424(b)(2)

 Registration Nos. 333-189150
333-189150-01

Subject to Completion

Preliminary Prospectus Supplement dated March 17, 2016

PRELIMINARY PROSPECTUS SUPPLEMENT
(to prospectus dated June 7, 2013)

$

Lloyds Banking Group plc

$              % Fixed Rate Subordinated Debt Securities due 2026

        The           % Fixed Rate Subordinated Debt Securities due 2026 (the “Subordinated Notes”) will bear interest at a rate of          % per year. From and including the date of issuance, interest will be paid on the Subordinated Notes on          and          of each year, beginning on          , 2016. The Subordinated Notes will be due on          , 2026.

The Subordinated Notes will be issued in denominations of $200,000 and in multiples of $1,000 in excess thereof.

The Subordinated Notes will constitute our direct, unconditional, unsecured and subordinated obligations ranking pari passu without any preference among themselves and ranking junior in right of payment to the claims of any existing and future unsecured and unsubordinated indebtedness. In a winding up, all amounts due in respect of or arising under (including any damages awarded for breach of any obligations under) the Subordinated Notes will be subordinated to, and subject in right of payment to the prior payment in full of, all claims of all Senior Creditors (as defined herein).

Notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the Subordinated Notes, by purchasing or acquiring the Subordinated Notes, each holder (including each beneficial owner) of the Subordinated Notes acknowledges, accepts, agrees to be bound by and consents to the exercise of any U.K. bail-in power (as defined below) by the relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Subordinated Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Subordinated Notes into shares or other securities or other obligations of LBG or another person; and/or (iii) the amendment or alteration of the maturity of the Subordinated Notes, or amendment of the amount of interest due on the Subordinated Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. bail-in power may be exercised by means of variation of the terms of the Subordinated Notes solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. bail-in power. With respect to (i), (ii) and (iii) above, references to principal and interest shall include payments of principal and interest that have become due and payable (including principal that has become due and payable at the maturity date), but which have not been paid, prior to the exercise of any U.K. bail-in power. Each holder and beneficial owner of the Subordinated Notes further acknowledges and agrees that the rights of the holders and/or beneficial owners under the Subordinated Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.

For these purposes, a “U.K. bail-in power” is any write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to LBG or other members of the Group (as defined herein), including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a U.K. resolution regime under the Banking Act 2009, as the same has been or may be amended from time to time (whether pursuant to the U.K. Financial Services (Banking Reform) Act 2013 (the “Banking Reform Act 2013”), secondary legislation or otherwise, the “Banking Act”), pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, amended, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (and a reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. bail-in power).

By purchasing or acquiring the Subordinated Notes, each holder and beneficial owner of the Subordinated Notes, to the extent permitted by the Trust Indenture Act of 1939, as amended (the “TIA”), waives any and all claims against the Trustee (as defined below) for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Subordinated Notes.

We may redeem the Subordinated Notes, in whole but not in part, at any time at 100% of their principal amount plus accrued and unpaid interest (if any) (i) upon the occurrence of certain tax events or (ii) upon occurrence of certain regulatory events, subject to the conditions described in this prospectus supplement and the accompanying prospectus. See “Description of the Subordinated Notes—Conditions to Redemption and Repurchases”.

We intend to apply to list the Subordinated Notes on the New York Stock Exchange in accordance with its rules.

Investing in the Subordinated Notes involves risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement and as incorporated by reference herein.

By purchasing or acquiring the Subordinated Notes, each holder and beneficial owner shall also be deemed to have (i) consented to the exercise of any U.K. bail-in power as it may be imposed without any prior notice by the relevant U.K. resolution authority of its decision to exercise such power with respect to the Subordinated Notes and (ii) authorized, directed and requested The Depository Trust Company (“DTC”) and any direct participant in DTC or other intermediary through which it holds such Subordinated Notes to take any and all necessary action, if required, to implement the exercise of any U.K. bail-in power with respect to the Subordinated Notes as it may be imposed, without any further action or direction on the part of such holder or beneficial owner or the Trustee.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Price to Public		Underwriting Discount		Proceeds to us (before expenses)
Per Subordinated Note		%		%		%
Total	$		$		$

The initial public offering price set forth above does not include accrued interest, if any. Interest on the Subordinated Notes will accrue from the date of issuance, which is expected to be March      , 2016. See “Underwriting”.

We may use this prospectus supplement and the accompanying prospectus in the initial sale of the Subordinated Notes. In addition, Lloyds Securities Inc. or another of our affiliates may use this prospectus supplement and the accompanying prospectus in a market-making transaction in the Subordinated Notes after their initial sale. In connection with any use of this prospectus supplement and the accompanying prospectus by Lloyds Securities Inc. or another of our affiliates, unless we or our agent informs you otherwise in your confirmation of sale, you may assume this prospectus supplement and the accompanying prospectus is being used in a market-making transaction.

        We expect that the Subordinated Notes will be ready for delivery through the book-entry facilities of The Depository Trust Company and its participants including Clearstream Banking, S.A. (“Clearstream Luxembourg”) and Euroclear Bank S.A./N.V. (“Euroclear”) on or about March      , 2016.

Joint Bookrunning Managers

BofA Merrill Lynch	Goldman, Sachs & Co.	J.P. Morgan	Lloyds Securities

Prospectus Supplement dated March      , 2016

Table of Contents

Prospectus Supplement

Page

About this Prospectus Supplement	S-i
Incorporation of Information by Reference	S-ii
Forward-Looking Statements	S-ii
Summary	S-1
Risk Factors	S-8
Use of Proceeds	S-15
Capitalization of the Group	S-15
Ratio of Earnings to Fixed Charges	S-15
Description of the Subordinated Notes	S-16
Certain U.K. and U.S. Federal Tax Consequences	S-27
Underwriting	S-31
Legal Opinions	S-35
Experts	S-35

Prospectus

About this Prospectus	1
Use of Proceeds	1
Lloyds Banking Group plc	1
Lloyds TSB Bank plc	2
Description of Debt Securities	2
Description of Preference Shares	16
Description of American Depositary Shares	21
Plan of Distribution	28
Legal Opinions	29
Experts	29
Enforcement of Civil Liabilities	29
Where You Can Find More Information	30
Incorporation of Documents by Reference	30
Cautionary Statement on Forward-Looking Statements	31

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus (including any free writing prospectus issued or authorized by us). Neither we nor the underwriters have authorized anyone to provide you with different information. Neither we nor the underwriters are making an offer of these securities in any state or jurisdiction where the offer is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates.

About this Prospectus Supplement

In this prospectus supplement, we use the following terms:

·	“we,” “us,” “our,” “LBG” and “Lloyds Banking Group” mean Lloyds Banking Group plc;

·	“Group” means Lloyds Banking Group plc together with its subsidiaries and associated undertakings;

·	“SEC” refers to the Securities and Exchange Commission;

S-i

·	“pounds sterling”, “£” and “p” refer to the currency of the United Kingdom;

·	“dollars” and “$” refer to the currency of the United States; and

·	“euro” and “€” refer to the currency of the member states of the European Union (“EU”) that have adopted the single currency in accordance with the treaty establishing the European Community, as amended.

Incorporation of Information by Reference

LBG files annual, semi-annual and special reports and other information with the Securities and Exchange Commission. You may read and copy any document that LBG files with the SEC at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC on 1-800-SEC-0330 for further information on the Public Reference Room. The SEC’s website, at http://www.sec.gov, contains, free of charge, reports and other information in electronic form that we have filed. You may also request a copy of any filings referred to below (excluding exhibits) at no cost, by contacting us at 25 Gresham Street, London EC2V 7HN, England, telephone +44 207 626 1500.

The SEC allows us to incorporate by reference much of the information that we file with them. This means:

·	incorporated documents are considered part of this prospectus supplement;

·	we can disclose important information to you by referring you to these documents; and

·	information that we file with the SEC will automatically update and supersede this prospectus supplement.

We incorporate by reference (i) LBG’s Annual Report on Form 20-F for the year ended December 31, 2015 filed with the SEC on March 8, 2016, (ii) LBG’s report on Form 6-K filed with the SEC on March 8, 2016 disclosing the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preference dividends, and (iii) LBG’s report on Form 6-K filed with the SEC on March 8, 2016 disclosing the Group’s capitalization and indebtedness on a consolidated basis as at December 31, 2015.

We also incorporate by reference in this prospectus supplement and the accompanying prospectus any future documents we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from the date of this prospectus supplement until the offering contemplated in this prospectus supplement is completed. Reports on Form 6-K that we may furnish to the SEC after the date of this prospectus supplement (or portions thereof) are incorporated by reference in this prospectus supplement only to the extent that the report expressly states that it is (or such portions are) incorporated by reference in this prospectus supplement.

Forward-Looking Statements

From time to time, we may make statements, both written and oral, regarding assumptions, projections, expectations, intentions or beliefs about future events. These statements constitute “forward-looking statements” for purposes of the Private Securities Litigation Reform Act of 1995. We caution that these statements may and often do vary materially from actual results. Accordingly, we cannot assure you that actual results will not differ materially from those expressed or implied by the forward-looking statements. You should read the sections entitled “Risk Factors” in this prospectus supplement and “Forward-Looking Statements” in our Annual Report on Form 20-F for the year ended December 31, 2015, which is incorporated by reference herein.

We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, forward-looking events discussed in this prospectus supplement or any information incorporated by reference, might not occur.

S-ii

Summary

The following is a summary of this prospectus supplement and should be read as an introduction to, and in conjunction with, the remainder of this prospectus supplement, the accompanying prospectus and any documents incorporated by reference therein. You should base your investment decision on a consideration of this prospectus supplement, the accompanying prospectus and any documents incorporated by reference therein, as a whole. Words and expressions defined in “Description of the Subordinated Notes” below shall have the same meanings in this summary.

The Issuer

Lloyds Banking Group plc was incorporated as a public limited company and registered in Scotland under the UK Companies Act 1985 on October 21, 1985 (registration number 95000). Lloyds Banking Group plc’s registered office is at The Mound, Edinburgh EH1 1YZ, Scotland, and its principal executive offices in the U.K. are located at 25 Gresham Street, London EC2V 7HN, United Kingdom, telephone number +44 (0) 20 7626 1500. For further information relating to LBG, please refer to our Annual Report on Form 20-F for the fiscal year ended December 31, 2015.

The Subordinated Notes

Issuer	Lloyds Banking Group plc

Subordinated Notes	$ aggregate principal amount of % Fixed Rate Subordinated Debt Securities due 2026 (the “Subordinated Notes”).

Issue Date	March , 2016

Maturity	We will pay the Subordinated Notes at 100% of their principal amount plus accrued interest on , 2026, subject to any early redemption as described in “Description of the Subordinated Notes—Tax Redemption” and “—Redemption due to a Capital Disqualification Event”.

Interest Rate	The Subordinated Notes will bear interest at a rate of % per annum.

Interest Payment Dates	Every and , commencing on , 2016, up to and including the maturity date or, if earlier, the date fixed for redemption.

Regular Record Dates	Interest will be paid to holders of record of the Subordinated Notes in respect of the principal amount thereof outstanding 15 calendar days preceding the relevant Interest Payment Date, whether or not a Business Day (as defined herein).

Business Day Convention	Following, unadjusted

Day Count Basis	30/360

Ranking	The Subordinated Notes will be direct, unconditional, unsecured and subordinated obligations ranking pari passu in right of payment among themselves and ranking junior in right of payment to the claims of any existing and future unsecured and unsubordinated indebtedness. In a winding up or in the event that an administrator has been appointed in respect of us and notice has been given that it intends to declare and distribute a dividend, all amounts due in respect of or arising under

(including any damages awarded for breach of any obligations under) the Subordinated Notes will be subordinated to, and subject in right of payment to the prior payment in full of, all claims of all Senior Creditors. The rights and claims of the holders of the Subordinated Notes shall rank at least pari passu with the claims of holders of all obligations of the Issuer which constitute, or would but for any applicable limitation on the amount of such capital constitute, Tier 2 Capital of the Issuer and in priority to (1) the claims of holders of all obligations of the Issuer which constitute Tier 1 Capital of the Issuer, (2) the claims of holders of all undated or perpetual subordinated obligations of the Issuer and (3) the claims of holders of all share capital of the Issuer. In addition, because we are a holding company, our rights to participate in the assets of any subsidiary if it is liquidated will be subject to the prior claims of its creditors, including in the case of bank subsidiaries, their depositors, except to the extent that we may be a creditor with recognized claims against the subsidiary.

Agreement with Respect to the Exercise of U.K. Bail-in Power

Notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the Subordinated Notes, by purchasing or acquiring the Subordinated Notes, each holder (including each beneficial owner) of the Subordinated Notes acknowledges, accepts, agrees to be bound by and consents to the exercise of any U.K. bail-in power (as defined below) by the relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Subordinated Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Subordinated Notes into shares or other securities or other obligations of LBG or another person; and/or (iii) the amendment or alteration of the maturity of the Subordinated Notes, or amendment of the amount of interest due on the Subordinated Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. bail-in power may be exercised by means of variation of the terms of the Subordinated Notes solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. bail-in power. With respect to (i), (ii) and (iii) above, references to principal and interest shall include payments of principal and interest that have become due and payable (including principal that has become due and payable at the maturity date), but which have not been paid, prior to the exercise of any U.K. bail-in power. Each holder and beneficial owner of the Subordinated Notes further acknowledges and agrees that the rights of the holders and/or beneficial owners under the Subordinated Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.

For these purposes, a “U.K. bail-in power” is any write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to LBG or other members of the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a U.K. resolution regime under the Banking Act as the same has been or may be amended from time to time (whether pursuant to the Banking Reform Act 2013, secondary legislation or otherwise), pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, amended, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (and a reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. bail-in power).

According to the principles contained in the BRRD and the amendments to the Banking Act by way of the Banking Reform Act 2013, we expect that the relevant U.K. resolution authority would exercise its U.K. bail-in powers in respect of the Subordinated Notes having regard to the hierarchy of creditor claims upon an insolvency of the Issuer (with the exception of excluded liabilities) and that the claims of holders of the Subordinated Notes would be treated equally in respect of the exercise of the U.K. bail-in powers with all other claims that would rank pari passu with the Subordinated Notes upon an insolvency of the Issuer.

No repayment of the principal amount of the Subordinated Notes or payment of interest on the Subordinated Notes shall become due and payable after the exercise of any U.K. bail-in power by the relevant U.K. resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by us under the laws and regulations of the U.K. and the European Union applicable to us and the Group.

By purchasing or acquiring the Subordinated Notes, each holder and beneficial owner of the Subordinated Notes: (i) acknowledges and agrees that the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Subordinated Notes shall not give rise to a default or event of default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the TIA; and (ii) to the extent permitted by the TIA, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Subordinated Notes.

By purchasing or acquiring the Subordinated Notes, each holder and beneficial owner shall also be deemed to have (i) consented to the exercise of any U.K. bail-in power as it may be imposed without any prior notice by the relevant U.K. resolution authority of its decision to exercise such power with respect to the Subordinated Notes and (ii) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Subordinated Notes to take any and all necessary action, if required, to implement the exercise of any U.K. bail-in power with respect to the Subordinated Notes as it may be imposed, without any further action or direction on the part of such holder or beneficial owner or the Trustee.

Upon the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Subordinated Notes, we shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. bail-in power for purposes of notifying holders of such occurrence. We shall also deliver a copy of such notice to the Trustee for information purposes.

For a discussion of certain risk factors relating to the U.K. bail-in power, see “Risk Factors—Risks relating to the Subordinated Notes”.

Repayment of Principal and Payment of Interest After Exercise of U.K. Bail-in Power	No repayment of the principal amount of the Subordinated Notes or payment of interest on the Subordinated Notes shall become due and payable after the exercise of any U.K. bail-in power by the relevant U.K. resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by us under the laws and regulations of the United Kingdom and the European Union applicable to us and the Group.

Additional Issuances	We may, without the consent of the holders of the Subordinated Notes, issue additional notes having the same ranking and same interest rate, maturity date, redemption terms and other terms as the Subordinated Notes described in this prospectus supplement except for the price to the public and issue date, provided however that such additional notes must be fungible with the outstanding Subordinated Notes for U.S. federal income tax purposes. See “Description of the Subordinated Notes—Additional Issuances” in this prospectus supplement.

Tax Redemption

If at any time a Tax Event has occurred with respect to the Subordinated Notes, LBG may, subject to the satisfaction of the conditions described under “Description of the Subordinated Notes—Tax Redemption” and “—Conditions to Redemption and Repurchases” below, redeem the Subordinated Notes in whole but not in part at any time at 100% of their principal amount, together with any accrued interest to, but excluding, the date fixed for redemption.

A “Tax Event” is deemed to have occurred if:

(1) as a result of a Tax Law Change, in making any payments on the Subordinated Notes, LBG has paid or will or would on the next payment date be required to pay any Additional Amounts to any holder pursuant to “Description of the Subordinated Notes—Payment of Additional Amounts”; and/or

(2) a Tax Law Change would:

(i) result in LBG not being entitled to claim a deduction in respect of any payments in respect of the Subordinated Notes in computing LBG’s taxation liabilities or materially reduce the amount of such deduction;

(ii) prevent the Subordinated Notes from being treated as loan relationships for United Kingdom tax purposes;

(iii) as a result of the Subordinated Notes being in issue, result in LBG not being able to have losses or deductions set against the profits or gains, or profits or gains offset by the losses or deductions, of companies with which it is or would otherwise be so grouped for applicable United Kingdom tax purposes (whether under the group relief system current as of the date of issue of the Subordinated Notes or any similar system or systems having like effect as may from time to time exist);

(iv) result in a United Kingdom tax liability, or the receipt of income or profit which would be subject to United Kingdom tax, in respect of a write-down of the principal amount of the Subordinated Notes or the conversion of the Subordinated Notes into shares or other obligations of LBG; or

(v) result in a Subordinated Note or any part thereof being treated as a derivative or an embedded derivative for United Kingdom tax purposes,

in each case, provided that, LBG could not avoid the foregoing in connection with the Subordinated Notes by taking measures reasonably available to it.

“Tax Law Change” means a change in or amendment to, the laws or regulations of the United Kingdom, or any political subdivision or authority therein or thereof, having the power to tax, including any treaty to which the United Kingdom is a party, or any change in any generally published application or interpretation of such laws, including a decision of any court or tribunal, or any change in the generally published application or interpretation of such laws by any relevant tax authority or any generally published pronouncement by any tax authority, which change, amendment or pronouncement (x) (subject to (y)) becomes effective on or after the issue date, or (y) in the case of a change in law, is enacted by United Kingdom Act of Parliament or implemented by statutory instrument, on or after the issue date.

Regulatory Redemption	We may redeem the Subordinated Notes at any time, in whole but not in part, at 100% of their principal amount plus accrued and unpaid interest, upon the occurrence of a Capital Disqualification Event, as defined under “Description of the Subordinated Notes”, that results in the principal amount of the Subordinated Notes being fully excluded from inclusion in the Group’s Tier 2 capital, as described under “Description of the Subordinated Notes—Redemption due to a Capital Disqualification Event” in this prospectus supplement. Any such right of redemption will be subject to the conditions set forth under “Description of the Subordinated Notes—Conditions to Redemption and Repurchases” in this prospectus supplement.

Purchases of the Subordinated Notes	We may at any time, and from time to time, purchase Subordinated Notes in the open market, by tender or by private agreement. Any such purchases will be subject to the conditions set forth below under “Description of the Subordinated Notes—Conditions to Redemption and Repurchases” in this prospectus supplement.

Book-Entry Issuance, Settlement and Clearance	We will issue the Subordinated Notes in fully registered form in denominations of $200,000 and integral multiples of $1,000 in excess thereof. The Subordinated Notes will be represented by one or more global securities registered in the name of a nominee of DTC. You will hold beneficial interests in the Subordinated Notes through DTC and its direct and indirect participants, including Euroclear and Clearstream Luxembourg, and DTC and its direct and indirect participants will record your beneficial interest on their books. We will not issue certificated notes as described in the accompanying prospectus. Settlement of the Subordinated Notes will occur through DTC in same day funds. For information on DTC’s book-entry system, see “Description of Debt Securities—Form of Debt Securities; Book-Entry System” in the accompanying prospectus.

CUSIP

ISIN

Common Code

Listing and Trading	We intend to apply to list the Subordinated Notes on the New York Stock Exchange in accordance with its rules.

Trustee and Principal Paying Agent	The Bank of New York Mellon, acting through its London office, a banking corporation duly organized and existing under the laws of the State of New York, as trustee, having its Corporate Trust Office at One Canada Square, London E14 5AL, United Kingdom, will act as the trustee and initial principal paying agent for the Subordinated Notes.

Timing and Delivery	We currently expect delivery of the Subordinated Notes to occur on , 2016, which will be the fifth Business Day following the pricing of the Subordinated Notes (such settlement cycle being referred to as “T+5”). Trades in the secondary market generally are required to settle in three Business Days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Subordinated Notes on the date of pricing or the next succeeding Business Day will be required, by virtue of the fact that the Subordinated Notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Subordinated Notes who wish to trade Subordinated Notes on the date of pricing or the next Business Day should consult their own advisors.

Use of Proceeds	We intend to use the net proceeds of the offering for general corporate purposes. See “Use of Proceeds”.

Joint Bookrunning Managers	Goldman, Sachs & Co. J.P. Morgan Securities LLC Lloyds Securities Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated
Conflict of Interest	A conflict of interest (as defined by Rule 5121 of FINRA) may exist as Lloyds Securities Inc., an affiliate of the Issuer, may participate in the distribution of the Subordinated Notes. For further information, see “Underwriting”.

Governing Law	The Subordinated Indenture (as defined below), the Fourth Supplemental Indenture (as defined below) and the Subordinated Notes are governed by, and construed in accordance with, the laws of the State of New York, except for the subordination and waiver of set-off provisions relating to the Subordinated Notes, which are governed by the laws of Scotland.

Risk Factors

Prospective investors should consider carefully the risk factors incorporated by reference into this prospectus supplement and as set out below as well as the other information set out elsewhere in this prospectus supplement (including any other documents incorporated by reference herein) and reach their own views prior to making any investment decision with respect to the Subordinated Notes.

Set out below and incorporated by reference herein are certain risk factors which could have a material adverse effect on our business, operations, financial condition or prospects and cause our future results to be materially different from expected results. Our results could also be affected by competition and other factors. These factors should not be regarded as a complete and comprehensive statement of all potential risks and uncertainties we face. We have described only those risks relating to our operations or an investment in the Notes that we consider to be material. There may be additional risks that we currently consider not to be material or of which we are not currently aware, and any of these risks could have the effects set forth below. All of these factors are contingencies which may or may not occur and we are not in a position to express a view on the likelihood of any such contingency occurring. Investors should note that they bear our solvency risk. Each of the risks highlighted below could have a material adverse effect on the amount of principal and interest which investors will receive in respect of the Subordinated Notes. In addition, each of the highlighted risks could adversely affect the trading price of the Subordinated Notes or the rights of investors under the Subordinated Notes and, as a result, investors could lose some or all of their investment. You should consult your own financial, tax and legal advisers regarding the risks of an investment in the Subordinated Notes.

We believe that the factors described below as relating to the Subordinated Notes represent the principal risks inherent in investing in Subordinated Notes, but we may be unable to pay interest, principal or other amounts on or in connection with the Subordinated Notes for other reasons and we do not represent that the statements below regarding the risks of holding the Subordinated Notes are exhaustive. Prospective investors should also read the detailed information set out elsewhere in this prospectus supplement (including any documents deemed to be incorporated by reference herein) and reach their own views prior to making any investment decision.

Risks relating to LBG and the Group

For a description of the risks associated with LBG and the Group, see the section entitled “Risk Factors” of our Annual Report on Form 20-F for the year ended December 31, 2015, which is incorporated by reference herein.

Risks relating to the Subordinated Notes

LBG’s obligations under the Subordinated Notes are subordinated.

The obligations of LBG under the Subordinated Notes will be unsecured and subordinated and will, in the event of the winding-up of LBG, rank junior in priority of payment to the current and future claims of LBG’s creditors, other than claims in respect of any liability that is, or is expressed to be, subordinated. In a winding up, all payments on the Subordinated Notes will be subordinated to, and subject in right of payment to the prior payment in full of, all claims of all Senior Creditors. We expect from time to time to incur additional indebtedness or other obligations that will constitute senior indebtedness, and the Indenture does not contain any provisions restricting our ability to incur senior indebtedness. Although the Subordinated Notes may pay a higher rate of interest than comparable notes which are not so subordinated, there is a real risk that an investor in such Subordinated Notes will lose all or some of its investment should LBG become insolvent since the assets of LBG would be available to pay such amounts only after all the Senior Creditors of LBG have been paid in full. See also “—Holders of the Subordinated Notes may be required to absorb losses in the event we become subject to recovery and resolution action”.

An active trading market may not develop for the Subordinated Notes.

Prior to the offering, there was no existing trading market for the Subordinated Notes. We intend to apply for listing of the Subordinated Notes on the New York Stock Exchange. If, however, an active trading market does not develop or is not maintained, the market price and liquidity of the Subordinated Notes may be adversely affected. In that case, holders of the Subordinated Notes may not be able to sell Subordinated Notes at a particular time or may not be able to sell Subordinated Notes at a favorable price. The liquidity of any market for the Subordinated Notes will depend on a number of factors including:

·	the number of holders of the Subordinated Notes;

·	LBG’s credit ratings published by major credit rating agencies;

·	our financial performance;

·	the market for similar securities;

·	the interest of securities dealers in making a market in the Subordinated Notes;

·	prevailing interest rates; and

·	the introduction of any financial transaction tax.

We cannot assure you that an active market for the Subordinated Notes will develop or, if developed, that it will continue.

LBG’s credit ratings may not reflect all risks of an investment in the Subordinated Notes, and a downgrade in credit ratings, including as a result of changes in rating agencies’ views of the level of implicit sovereign support for European banks, could adversely affect the trading prices of the Subordinated Notes.

LBG’s credit ratings may not reflect the potential impact of all risks relating to the market values of the Subordinated Notes. For further information, see “—Standard & Poor’s revised its criteria for determining issue credit ratings on bank and prudentially regulated finance company hybrid capital instruments, such as the Subordinated Notes”. However, real or anticipated changes in LBG’s credit ratings will generally affect the market values of the Subordinated Notes. Credit rating agencies continually revise their ratings for companies that they follow, including LBG and as such, the credit rating of LBG may be revised, suspended or withdrawn at any time by the assigning rating organization at their sole discretion. Any ratings downgrade could adversely affect the trading prices of the Subordinated Notes or the trading market for the Subordinated Notes to the extent trading markets for the Subordinated Notes develop, and any ratings improvement will not necessarily increase the value of the Subordinated Notes and will not reduce market risk and other investment risks related to the Subordinated Notes. Credit ratings (i) do not reflect the risk that interest rates may rise, which may affect the values of the Subordinated Notes, which accrue interest at a fixed rate, (ii) do not address the price, if any, at which the Subordinated Notes may be resold prior to maturity (which may be substantially less than the original offering price of the Subordinated Notes), and (iii) are not recommendations to buy, sell or hold the Subordinated Notes.

Furthermore, each of Moody’s, Standard & Poor’s and Fitch (together, the “CRAs”) has published statements indicating their view that extraordinary government support for European banks is likely to diminish as regulators implement resolutions frameworks, such as those provided for in the BRRD and the U.K. Banking Act described below. Accordingly, the CRAs have revised the ratings outlook of various systemically important European banks from “stable” to “negative”. In particular, Moody’s, Standard & Poor’s and Fitch each published revised methodologies applicable to bank ratings (including LBG) during 2015 which resulted in credit rating actions being taken on LBG’s ratings, including downgrading of certain ratings. Further revisions to ratings methodologies and actions on LBG’s ratings by the credit rating agencies may occur in the future. There is a risk that one or more CRAs could potentially take further action to downgrade the credit ratings of LBG, the Group or the Subordinated Notes, which could cause the liquidity or market value of the Subordinated Notes to decline.

Standard & Poor’s revised its criteria for determining issue credit ratings on bank and prudentially regulated finance company hybrid capital instruments, such as the Subordinated Notes.

On September 18, 2014, Standard & Poor’s revised its criteria for determining issue credit ratings on bank and prudentially regulated finance company hybrid capital instruments, such as the Subordinated Notes, in order to reflect on-going changes in the regulatory framework for such instruments. As a result of these new criteria, the rating assigned by Standard & Poor’s to our tier 2 non-deferrable subordinated instruments, such as the Subordinated Notes, was downgraded by one notch. This means that Standard & Poor’s rating of the Subordinated Notes is not investment grade. In addition, other rating agencies have announced that they are considering revising their methodology for similar capital instruments. As a result of such downgrading and any future downgrading, the Subordinated Notes may be subject to a higher risk of price volatility than higher-rated securities and their market value and liquidity may decline.

We may redeem the Subordinated Notes prior to maturity if certain adverse tax or regulatory disqualification events occur.

We may redeem the Subordinated Notes at any time in whole (but not in part) in the event of certain tax changes as described in this prospectus supplement and the accompanying prospectus.

We may also redeem the Subordinated Notes at any time in whole (but not in part) if a Capital Disqualification Event occurs. See “Description of the Subordinated Notes—Redemption due to a Capital Disqualification Event”.

If the Subordinated Notes are to be so redeemed, there can be no assurance that holders of the Subordinated Notes will be able to reinvest the amounts received upon redemption at a rate that will provide the same rate of return as their investment in the Subordinated Notes.

In addition, the ability to redeem the Subordinated Notes may limit the market value of the Subordinated Notes. If the redemption conditions as set forth under “Description of the Subordinated Notes—Conditions to Redemption and Repurchases” have been satisfied, the market value of the Subordinated Notes generally will not rise substantially over the price at which they can be redeemed.

As the Subordinated Notes pay a fixed rate of interest, it is possible you may receive below-market interest.

As the interest payable on the Subordinated Notes accrues at a fixed rate, there can be no guarantee that the interest you will receive will be greater than market interest rates at any time during the term of the Subordinated Notes. We do not have any control over a number of factors that may affect market interest rates, including economic, financial, and political events, such as the tightening of monetary policy, that are important in determining the existence, magnitude, and longevity of these risks and their results.

You should have a view as to the applicable fixed interest rate on the Subordinated Notes and their levels relative to market interest rates before investing.

Under the terms of the Subordinated Notes, you will agree to be bound by and consent to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. See “—Holders of the Subordinated Notes may be required to absorb losses in the event we become subject to recovery and resolution action”.

Notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the Subordinated Notes, by its acquisition of the Subordinated Notes, each holder and beneficial owner of the Subordinated Notes acknowledges, accepts, agrees to be bound by and consents to the exercise of any U.K. bail-in power (as defined below) by the relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Subordinated Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Subordinated Notes into shares or other securities or other obligations of LBG or another person; and/or (iii) the amendment or alteration of the maturity of the Subordinated Notes, or amendment of the amount of interest due on the Subordinated Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. bail-in power may be exercised by means of variation of the terms of the Subordinated Notes solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. bail-in power. With respect to (i), (ii) and (iii) above, references to principal and interest shall include payments of principal and interest that have become due and payable (including principal that has become due and payable at the maturity date), but which have not been paid, prior to the exercise of any U.K. bail-in power. Each holder and each beneficial owner of the Subordinated Notes further acknowledges and agrees that the rights of the holders and/or beneficial owners under the Subordinated Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K.

resolution authority. See “—Holders of the Subordinated Notes may be required to absorb losses in the event we become subject to recovery and resolution action”.

For these purposes, a “U.K. bail-in power” is any write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to LBG or other members of the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a U.K. resolution regime under the Banking Act, as the same has been or may be amended from time to time (whether pursuant to the Banking Reform Act 2013, secondary legislation or otherwise), pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, amended, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (and a reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. bail-in power). For more information, see “Description of the Subordinated Notes—Agreement with Respect to the Exercise of the U.K. Bail-in Power”.

Holders of the Subordinated Notes may be required to absorb losses in the event we become subject to recovery and resolution action.

The final text of the Bank Recovery and Resolution Directive (the “BRRD”), establishing a framework for the prevention, management and resolution of failing banks, was published in the Official Journal of the European Union on June 12, 2014 and entered into force on July 2, 2014, with Member States required to adopt necessary implementing measures under national law by no later than December 31, 2014. In the U.K., the Banking Reform Act 2013 made provision for certain aspects of the “bail-in” power and further legislation was enacted during 2014 in order to give full effect to the majority of the provisions of BRRD from January 1, 2015.

The stated aim of the BRRD is to provide authorities designated by Member States to apply the resolution tools and exercise the resolution powers set forth in the BRRD (the “resolution authorities”) with common tools and powers to address banking crises pre-emptively in order to safeguard financial stability and minimize taxpayers’ exposure to losses. The powers granted to resolution authorities under the BRRD include (but are not limited to) (i) a “write-down and conversion power” relating to Tier 1 and Tier 2 capital instruments and (ii) a “bail-in” power relating to eligible liabilities (including the Subordinated Notes). Such powers give resolution authorities the ability to write down or write off all or a portion of the claims of certain unsecured creditors of a failing institution or group and/or to convert certain debt claims into another security, including ordinary shares of the surviving Group entity, if any, which ordinary shares may also be subject to write-down or write-off. Such powers were implemented with effect from January 1, 2015.

The conditions for use of the bail-in power are, in summary, that (i) the regulator determines that the bank is failing or likely to fail, (ii) having regard to timing and other relevant circumstances, it is not reasonably likely that (ignoring the stabilization powers) action will be taken by or in respect of the bank to avoid the failure of the bank, (iii) the relevant U.K. resolution authority determines that it is necessary having regard to the public interest to exercise the bail-in power in the advancement of one of the statutory objectives of resolution and (iv) that one or more of those objectives would not be met to the same extent by the winding up of the bank. The BRRD, as implemented, contains certain other limited safeguards for creditors in specific circumstances which (a) in the case of the write-down and conversion power in respect of capital instruments, may provide compensation to holders of the relevant capital instruments via the issue or transfer of ordinary shares of the bank or its parent undertaking in certain circumstances and (b) in the case of the bail-in power, aim to ensure that they do not incur greater losses than they would have incurred had the relevant financial institution been wound up under normal insolvency proceedings.

As the parent company of a U.K. bank, we are subject to the “Special Resolution Regime” under the Banking Act, that gives wide powers in respect of U.K. banks and their parent and other group companies to HM Treasury, the Bank of England, the PRA and the Financial Conduct Authority (the “FCA”) in circumstances where a U.K. bank has encountered or is likely to encounter financial difficulties.

In addition to the BRRD described above, it is possible that the exercise of other powers under the Banking Act, to resolve failing banks in the United Kingdom and give the authorities powers to override events of default or termination rights that might be invoked as a result of the exercise of the resolution powers, could have a material adverse effect on the rights of holders of the Subordinated Notes, including through a material adverse effect on the price of the Subordinated Notes. The Banking Act also gives the Bank of England the power to override, vary or impose contractual obligations between a U.K. bank, its holding company and its group undertakings for reasonable consideration, in order to enable any transferee or successor bank to operate effectively. There is also power for the U.K. Treasury to amend the law (excluding provisions made by or under the Banking Act) for the purpose of enabling it to use the regime powers effectively, potentially with retrospective effect.

In addition, the Banking Act may be further amended and/or other legislation may be introduced in the United Kingdom to amend the resolution regime that would apply in the event of a bank failure or to provide regulators with other resolution powers.

Finally, the determination that all or part of the principal amount of the Subordinated Notes will be subject to bail-in is likely to be inherently unpredictable and may depend on a number of factors which may be outside of our control. This determination will also be made by the relevant U.K. resolution authority and there may be many factors, including factors not directly related to us or the Group, which could result in such a determination. Because of this inherent uncertainty, it will be difficult to predict when, if at all, the exercise of a U.K. bail-in power may occur which would result in a principal write-off or conversion to other securities, including equity. Moreover, as the criteria that the relevant U.K. resolution authority will be obliged to consider in exercising any U.K. bail-in power provide it with considerable discretion, holders of the Subordinated Notes may not be able to refer to publicly available criteria in order to anticipate a potential exercise of any such power and consequently its potential effect on us, the Group and the Subordinated Notes. Potential investors in the Subordinated Notes should consider the risk that a holder may lose all of its investment, including the principal amount plus any accrued interest, if such statutory loss absorption measures are acted upon.

Holders of Subordinated Notes may have limited rights or no rights to challenge any decision of the relevant U.K. resolution authority to exercise the U.K. bail-in power or to have that decision reviewed by a judicial or administrative process or otherwise.

Accordingly, trading behavior in respect of the Subordinated Notes is not necessarily expected to follow the trading behavior associated with other types of securities that are not subject to such recovery and resolution powers. Potential investors in the Subordinated Notes should consider the risk that a holder of the Subordinated Notes may lose all of its investment, including the principal amount plus any accrued and unpaid interest, if such statutory loss absorption measures are acted upon or that the Subordinated Notes may be converted into ordinary shares. Further, the introduction or amendment of such recovery and resolution powers, and/or any implication or anticipation that they may be used, may have a significant adverse effect on the market price of the Subordinated Notes, even if such powers are not used.

Your rights to challenge the exercise of the U.K. bail-in power by the relevant U.K. resolution authority are likely to be limited.

The BRRD, the Banking Act and the statutory instruments relating to the transposition of the BRRD in the United Kingdom contain certain safeguards for creditors in respect of the application of the capital instruments write-down and conversion power and the bail-in tool. With respect to the capital instruments write-down and conversion power, the U.K. resolution authority will exercise such power in accordance with the priority of claims under normal insolvency proceedings such that common equity Tier 1 items will be written down before additional Tier 1 and Tier 2 instruments, successively, are written down or converted into common equity Tier 1 instruments. Other than respecting the creditor hierarchy as set out above, the capital instruments write-down and conversion power does not include an express safeguard designed to leave no creditor worse off than in the case of insolvency (unless the write down and conversion power is exercised at the same time as the bail-in tool).

With respect to the bail-in tool, the U.K. resolution authority must apply the bail-in tool in accordance with a specified preference order. In particular, the Banking Act requires resolution authorities to write-down or convert debts in the following order: (i) additional Tier 1 instruments, (ii) Tier 2 instruments, (iii) other subordinated claims that do not qualify as additional Tier 1 or Tier 2 instruments and (iv) eligible senior claims. As a result, additional Tier 1 instruments will be written down or converted before Tier 2 instruments or subordinated debt that does not qualify as additional Tier 1 or Tier 2 instruments (and any such Tier 2 instruments or subordinated debt would only be written down or converted if the reduction of additional Tier 1 instruments does not sufficiently reduce the aggregate amount of liabilities that must be written down or converted). Unlike the capital instruments write-down and conversion power, the bail-in tool contains an express safeguard designed to leave no creditor worse off than in the case of insolvency.

Notwithstanding the above, there may be limited protections, if any, that will be available to holders of securities subject to the U.K. bail-in power (including the Subordinated Notes) and to the broader resolution powers of the relevant U.K. resolution authority. For example, the Bank of England’s resolution instrument with respect to the exercise of the bail-in tool may make any provision that the Bank of England considers to be appropriate in exercising its specific powers. Such provisions are expected to be specific and tailored to the circumstances that have led to the exercise of the bail-in tool under the Banking Act and there is uncertainty as to the extent to which usual processes and/or procedures under English law will be available to holders of securities (including the Subordinated Notes) or that the safeguards described above will be effective if such powers are exercised. Accordingly, you may have limited or circumscribed rights to challenge any decision of the Bank of England or other relevant U.K. resolution authority to exercise its U.K. bail-in power.

Other powers contained in the Special Resolution Regime under the Banking Act may affect your rights under, and the value of your investment in, the Subordinated Notes.

The “Special Resolution Regime” under the Banking Act also includes powers to (a) transfer all or some of the securities issued by a U.K. bank or its parent, or all or some of the property, rights and liabilities of a U.K. bank or its parent (which would include the Subordinated Notes), to a commercial purchaser or, in the case of securities, into temporary public ownership, or, in the case of property, rights or liabilities, to a bridge bank (an entity owned by the Bank of England); (b) together with another resolution tool only, transfer impaired or problem assets to one or more publicly owned asset management vehicles to allow them to be managed with a view to maximizing their value through eventual sale or orderly wind-down; (c) override any default provisions, contracts or other agreements, including provisions that would otherwise allow a party to terminate a contract or accelerate the payment of an obligation; (d) commence certain insolvency procedures in relation to a U.K. bank; and (e) override, vary or impose contractual obligations, for reasonable consideration, between a U.K. bank or its parent and its group undertakings (including undertakings which have ceased to be members of the group), in order to enable any transferee or successor bank of the U.K. bank to operate effectively.

The Banking Act also gives power to the U.K. government to make further amendments to the law for the purpose of enabling it to use the Special Resolution Regime powers effectively, potentially with retrospective effect.

The powers set out in the Banking Act could affect how credit institutions (and their parent companies) and investment firms are managed as well as, in certain circumstances, the rights of creditors. Accordingly, the taking of any actions contemplated by the Banking Act may affect your rights under the Subordinated Notes, and the value of your Subordinated Notes may be affected by the exercise of any such powers or threat thereof.

The Subordinated Notes may not be a suitable investment for investors.

An investor should reach a decision to invest in the Subordinated Notes after carefully considering, in conjunction with his or her advisors, the suitability of the Subordinated Notes in light of his or her investment objectives and the other information set out in this prospectus supplement and the accompanying prospectus. Neither LBG nor the Underwriters makes any recommendation as to whether the Subordinated Notes are a suitable investment for any person.

There is no limit on the amount or type of further securities or indebtedness that LBG may issue, incur or guarantee.

There is no restriction on the amount of securities or other liabilities that LBG may issue, incur or guarantee and which rank senior to, or pari passu with, the Subordinated Notes. The issue or guaranteeing of any such securities or the incurrence of any such other liabilities may reduce the amount (if any) recoverable by holders of the

Subordinated Notes on a winding up of LBG and may limit LBG’s ability to meet its obligations under the Subordinated Notes. In addition, the Subordinated Notes do not contain any restriction on LBG’s ability to issue securities that may have preferential rights similar to those of the Subordinated Notes or securities having similar or different provisions.

The Subordinated Notes are obligations exclusively of LBG and LBG is structurally subordinated to the creditors of its subsidiaries.

The Subordinated Notes are obligations exclusively of LBG. LBG is a holding company and conducts substantially all of its operations through its subsidiaries. LBG’s subsidiaries are separate and distinct legal entities, and have no obligation to pay any amounts due or to provide LBG with funds to meet any of LBG’s payment obligations. LBG’s rights to participate in the assets of any subsidiary if such subsidiary is liquidated will be subject to the prior claims of such subsidiary’s creditors and any preference shareholders, except in the limited circumstance where LBG is a creditor with claims that are recognized to be ranked ahead of or pari passu with such claims. Accordingly, if one of LBG’s subsidiaries were to be wound up, liquidated or dissolved, (i) the holders of the Subordinated Notes would have no right to proceed against the assets of such subsidiary, and (ii) the liquidator of such subsidiary would first apply the assets of such subsidiary to settle the claims of the creditors of such subsidiary, including holders (which may include LBG) of any preference shares and other tier 1 capital instruments of such other subsidiary, before LBG, to the extent LBG is an ordinary shareholder of such other subsidiary and would be entitled to receive any distributions from such other subsidiary.

The Subordinated Notes are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund, or any other government agency.

The Subordinated Notes are our obligations but are not bank deposits. In the event of our insolvency, the Subordinated Notes will rank equally with our other unsecured, subordinated obligations and will not have the benefit of any insurance or guarantee of the Federal Deposit Insurance Corporation, The Deposit Insurance Fund, or any other government agency.

Changes in law may adversely affect the rights of holders of the Subordinated Notes or may adversely affect the Group’s business, financial performance and capital plans.

Any changes in law or regulations after the date hereof that trigger a Capital Disqualification Event or a Tax Event would entitle LBG, at its option, to redeem the Subordinated Notes, in whole but not in part, as described in more detail under “Description of the Subordinated Notes—Redemption due to a Capital Disqualification Event” and “Description of the Subordinated Notes—Tax Redemption”. See also “We may redeem the Subordinated Notes prior to maturity if certain adverse tax or regulatory disqualification events occur”.

Holders of the Subordinated Notes may find it difficult to enforce civil liabilities against LBG or LBG’s directors or officers.

LBG is incorporated as a public limited company and is registered in Scotland and LBG’s directors and officers reside outside of the United States. In addition, all or a substantial portion of LBG’s assets are located outside of the United States. As a result, it may be difficult for holders of the Subordinated Notes to effect service of process within the United States on such persons or to enforce judgments against them, including in any action based on civil liabilities under the U.S. federal securities laws.

Investors should be aware that the materialization of any of the above risks (including those risks incorporated herein by reference) may adversely affect the value of the Subordinated Notes.

Use of Proceeds

The net proceeds from the sale of the Subordinated Notes, less the underwriting compensation stated on the cover of this prospectus supplement and expenses payable by us estimated at $      , are estimated to be $      . These proceeds will be used for general corporate purposes.

Capitalization of the Group

The Group’s capitalization and indebtedness on a consolidated basis in accordance with IFRS as at December 31, 2015 is set out in the report on Form 6-K dated March 8, 2016, which is incorporated by reference herein.

Ratio of Earnings to Fixed Charges

The Group’s ratio of earnings to fixed charges for the years ended December 31, 2015, 2014, 2013, 2012 and 2011 is set out in the report on Form 6-K dated March 8, 2016, which is incorporated by reference herein.

Description of the Subordinated Notes

The following is a summary of certain terms of the Subordinated Notes. It supplements the description of the general terms of the debt securities of any series we may issue contained in the accompanying prospectus under the heading “Description of Debt Securities”. If there is any inconsistency between the following summary and the description in the accompanying prospectus, the following summary governs.

The Subordinated Notes will be issued in an aggregate principal amount of $           and will mature on           , 2026. From and including the date of issuance, interest will accrue on the Subordinated Notes at a rate of           % per annum. Interest will accrue from           , 2016. Interest will be payable semi-annually in arrears on           and           of each year, commencing on                      , 2016. Interest will be paid to holders of record of the Subordinated Notes in respect of the principal amount thereof outstanding 15 calendar days preceding the relevant interest payment date, whether or not a Business Day.

Interest on the Subordinated Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such period. If any scheduled interest payment date is not a Business Day, we will pay interest on the next Business Day, but interest on that payment will not accrue during the period from and after the scheduled interest payment date. If the scheduled maturity date or date of redemption or repayment is not a Business Day, we may pay interest and principal on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.

There shall be no Deferred Payment Dates (as defined in the accompanying prospectus) in respect of the Subordinated Notes.

In this description of the Subordinated Notes, the following expressions have the following meanings:

“Business Day” means any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in the City of New York or in the City of London.

“Capital Disqualification Event” shall be deemed to have occurred if at any time the Issuer determines there is a change (which has occurred or which the Relevant Regulator considers to be sufficiently certain) in the regulatory classification of the Subordinated Notes which becomes effective after           , 2016 (the “Issue Date”) and that results, or would be likely to result, in the entire principal amount of the Subordinated Notes being excluded from the Tier 2 Capital of LBG.

“Regulatory Capital Requirements” means any applicable minimum capital or capital requirements specified for banks or financial groups by the Relevant Regulator.

“Relevant Regulator” means the U.K. Prudential Regulation Authority (the “PRA”) or such other governmental authority in the United Kingdom (or if the Issuer becomes domiciled in a jurisdiction other than the United Kingdom, in such other jurisdiction) having primary supervisory authority with respect to the Issuer and/or the Group.

“Senior Creditors” means in respect of the Issuer (i) creditors of the Issuer whose claims are admitted to proof in the winding-up or administration of the Issuer and who are unsubordinated creditors of the Issuer and (ii) creditors of the Issuer whose claims are or are expressed to be subordinated to the claims of other creditors of the Issuer (other than those whose claims constitute, or would, but for any applicable limitation on the amount of such capital, constitute Tier 1 Capital or Tier 2 Capital of the Issuer, or whose claims rank or are expressed to rank pari passu with, or junior to, the claims of holders of the Subordinated Notes).

“Tier 1 Capital” has the meaning given to it by the Relevant Regulator from time to time.

“Tier 2 Capital” has the meaning given to it by the Relevant Regulator from time to time.

General

The Subordinated Notes will constitute our direct, unconditional, unsecured and subordinated obligations ranking pari passu without any preference among themselves and ranking junior in right of payment to the claims of any existing and future unsecured and unsubordinated indebtedness. In a winding up or in the event that an administrator has been appointed in respect of us and notice has been given that it intends to declare and distribute a dividend, all amounts due in respect of or arising under (including any damages awarded for breach of any obligations under) the Subordinated Notes will be subordinated to, and subject in right of payment to the prior payment in full of, all claims of all Senior Creditors.

The rights and claims of the holders of the Subordinated Notes shall rank at least pari passu with the claims of holders of all obligations of the Issuer which constitute, or would but for any applicable limitation on the amount of such capital constitute, Tier 2 Capital of the Issuer and in priority to (1) the claims of holders of all obligations of the Issuer which constitute Tier 1 Capital of the Issuer, (2) the claims of holders of all undated or perpetual subordinated obligations of the Issuer and (3) the claims of holders of all share capital of the Issuer.

In addition, because we are a holding company, our rights to participate in the assets of any subsidiary if it is liquidated will be subject to the prior claims of its creditors, including in the case of bank subsidiaries, their depositors, except to the extent that we may be a creditor with recognized claims against the subsidiary.

The Subordinated Notes will constitute a separate series of subordinated debt securities issued under the indenture dated as of November 4, 2014 (the “Subordinated Indenture”) between us and the Bank of New York Mellon, as trustee (the “Trustee”), as amended by a fourth supplemental indenture to be dated as of , 2016 (the “Fourth Supplemental Indenture” and, together with the Subordinated Indenture, the “Indenture”) between us and the Trustee. Book-entry interests in the Subordinated Notes will be issued in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof.

The principal corporate trust office of the Trustee in London, United Kingdom, is designated as the principal paying agent. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

We will issue the Subordinated Notes in fully registered form. The Subordinated Notes will be represented by one or more global securities in the name of a nominee of DTC. You will hold beneficial interest in the Subordinated Notes through DTC and its participants. The Underwriters expect to deliver the Subordinated Notes through the facilities of DTC on           , 2016. For a more detailed summary of the form of the Subordinated Notes and settlement and clearance arrangements, you should read “Description of Debt Securities—Form of Debt Securities; Book-Entry System” in the accompanying prospectus. Indirect holders trading their beneficial interests in the Subordinated Notes through DTC must trade in DTC’s same-day funds settlement system and pay in immediately available funds. Secondary market trading will occur in the ordinary way following the applicable rules and clearing system operating procedures of DTC, including those of its indirect participants, Euroclear and Clearstream, Luxembourg.

Definitive debt securities will only be issued in limited circumstances described under “Description of Debt Securities—Form of Debt Securities; Book-Entry System” in the accompanying prospectus.

Payment of principal of and interest on the Subordinated Notes, so long as the Subordinated Notes are represented by global securities, will be made in immediately available funds. Beneficial interests in the global securities will trade in the same-day funds settlement system of DTC, and secondary market trading activity in such interests will therefore settle in same-day funds.

All payments in respect of the Subordinated Notes by us or our paying agent will be made subject to any deduction or withholding that may be imposed or levied by any jurisdiction. Except as provided under “—Payment of Additional Amounts” below, no additional amounts will be paid on the Subordinated Notes with respect to any such amounts withheld. For the avoidance of doubt, notwithstanding anything to the contrary herein, if by reason of Sections 1471-1474 of the U.S. Internal Revenue Code and the U.S. Treasury regulations thereunder or any agreement with the U.S. Internal Revenue Service in connection with these sections or regulations (“FATCA”), any intergovernmental agreement between the United States and the United Kingdom or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement, any of us, the Trustee, our paying agent or another withholding agent deducts and withholds from any amount payable on, or in respect of, the Subordinated Notes, the amounts so deducted or withheld shall be treated as having been paid to the holder of the Subordinated Notes, and no additional amounts will be paid on account of any such deduction or withholding. Neither we, the Trustee or our paying agent shall have any liability in connection with our compliance with any such withholding obligation under applicable law.

Agreement with Respect to the Exercise of U.K. Bail-in Power

Notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the Subordinated Notes, by purchasing or acquiring the Subordinated Notes, each holder (including each beneficial owner) of the Subordinated Notes acknowledges, accepts, agrees to be bound by and consents to the exercise of any U.K. bail-in power (as defined below) by the relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Subordinated Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Subordinated Notes into shares or other securities or other obligations of LBG or another person; and/or (iii) the amendment or alteration of the maturity of the Subordinated Notes, or amendment of the amount of interest due on the Subordinated Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. bail-in power may be exercised by means of variation of the terms of the Subordinated Notes solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. bail-in power. With respect to (i), (ii) and (iii) above, references to principal and interest shall include payments of principal and interest that have become due and payable (including principal that has become due and payable at the maturity date), but which have not been paid, prior to the exercise of any U.K. bail-in power. Each holder and beneficial owner of the Subordinated Notes further acknowledges and agrees that the rights of the holders and/or beneficial owners under the Subordinated Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.

For these purposes, a “U.K. bail-in power” is any write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to us and the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a U.K. resolution regime under the Banking Act as the same has been or may be amended from time to time (whether pursuant to the Banking Reform Act 2013, secondary legislation or otherwise), pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, amended, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (and a reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. bail-in power).

According to the principles contained in the BRRD and the amendments to the Banking Act by way of the Banking Reform Act 2013, we expect that the relevant U.K. resolution authority would exercise its U.K. bail-in powers in respect of the Subordinated Notes having regard to the hierarchy of creditor claims (with the exception of excluded liabilities) and that the claims of holders of the Subordinated Notes would be treated equally in respect of the exercise of the U.K. bail-in powers with all other claims that would rank pari passu with the Subordinated Notes upon an insolvency of the Issuer.

No repayment of the principal amount of the Subordinated Notes or payment of interest on the Subordinated Notes shall become due and payable after the exercise of any U.K. bail-in power by the relevant U.K. resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by us under the laws and regulations of the United Kingdom and the European Union applicable to us and the Group.

By purchasing or acquiring the Subordinated Notes, each holder and beneficial owner of the Subordinated Notes: (i) acknowledges and agrees that the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Subordinated Notes shall not give rise to a Default or Event of Default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the TIA; and (ii) to the extent permitted by the TIA, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Subordinated Notes.

By purchasing or acquiring the Subordinated Notes, each holder and beneficial owner shall also be deemed to have (i) consented to the exercise of any U.K. bail-in power as it may be imposed without any prior notice by the relevant U.K. resolution authority of its decision to exercise such power with respect to the Subordinated Notes and (ii) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Subordinated Notes to take any and all necessary action, if required, to implement the exercise of any U.K. bail-in power with respect to the Subordinated Notes as it may be imposed, without any further action or direction on the part of such holder or beneficial owner or the Trustee.

Upon the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Subordinated Notes, we shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. bail-in power for purposes of notifying holders of such occurrence. We shall also deliver a copy of such notice to the Trustee for information purposes.

For a discussion of certain risk factors relating to the U.K. bail-in power, see “Risk Factors—Risks relating to the Subordinated Notes”.

Events of Default; Default; Limitation of Remedies

Events of Default

An “Event of Default” shall result if:

·	a court of competent jurisdiction makes an order for the winding-up of LBG which is not successfully appealed within 30 days; or

·	an effective shareholders’ resolution is validly adopted for the winding-up of LBG, other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency.

If an Event of Default occurs, the Trustee or the holder or holders of at least 25% in aggregate principal amount of the outstanding Subordinated Notes may declare to be due and payable immediately in accordance with the terms of the Indenture the principal amount of, and any accrued but unpaid payments, and any Additional Amounts (as defined below), on the Subordinated Notes. However, after this declaration but before the Trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding Subordinated Notes may rescind the declaration of acceleration and its consequences, but only if all Events of Default have been remedied and all payments due, other than those due as a result of acceleration, have been made.

Defaults

A “Default” with respect to the Subordinated Notes shall result if:

·	any installment of interest is not paid on or before its Interest Payment Date and such failure continues for 14 days; or

·	all or any part of the principal of the Subordinated Notes is not paid when it otherwise becomes due and payable, whether upon redemption or otherwise, and such failure continues for seven days.

If a Default occurs, the Trustee may commence a proceeding for the winding-up of LBG, provided that the Trustee may not declare the principal amount of any outstanding Subordinated Notes to be due and payable.

However, a failure to make any payment on a Subordinated Note shall not be a Default if it is withheld or refused in order to comply with any applicable fiscal or other law or regulation or order of any court of competent jurisdiction and LBG delivers an opinion of counsel to the Trustee with that conclusion, at any time before the expiry of the applicable 14 day or seven day period by independent legal advisers.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the Subordinated Notes.

Subject to applicable law, no holder may exercise or claim any right of set-off, counterclaim, combination of accounts, compensation or retention in respect of any amount owed to it by LBG arising under or in connection with the Subordinated Notes. By accepting a Subordinated Note, each holder will be deemed to have waived any right of set-off, counterclaim, combination of accounts, compensation and retention with respect to the Subordinated Note or the Indenture (or between obligations which LBG may have under or in respect of any Subordinated Note and any liability owed by a holder to LBG) that they might otherwise have against LBG, whether before or during such winding up.

General

The holder or holders of not less than a majority in aggregate principal amount of the outstanding Subordinated Notes may waive any past Event of Default or Default, except an Event of Default or Default in respect of the payment of interest, if any, or principal of (or premium, if any) or payments on any Subordinated Note or a covenant or provision of the Indenture which cannot be modified or amended without the consent of each holder of the Subordinated Notes.

Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default or a Default occurs, the Trustee will be under no obligation to take direction from any holder or holders of the Subordinated Notes, unless they have offered reasonable indemnity to the Trustee. Subject to the Indenture provisions for the indemnification of the Trustee, the holder or holders of a majority in aggregate principal amount of the outstanding Subordinated Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, if the direction is not in conflict with any rule of law or with the Indenture and does not expose the Trustee to undue risk and the action would not be unjustly prejudicial to the holder or holders of the Subordinated Notes not taking part in that direction. The Trustee may take any other action that it deems proper which is not inconsistent with that direction.

The Indenture provides that the Trustee will, within 90 days after the occurrence of an Event of Default or a Default, give to each holder of the Subordinated Notes notice of the Event of Default or Default known to it, unless the Event of Default or Default, has been cured or waived. However, the Trustee shall be protected in withholding notice if it determines in good faith that withholding notice is in the interest of the holders.

We are required to furnish to the Trustee a statement as to our compliance with all conditions and covenants under the Indenture (i) annually, and (ii) within five Business Days of a written request from the Trustee.

Additional Issuances

We may, without the consent of the holders of the Subordinated Notes, issue additional notes having the same ranking and same interest rate, maturity date, redemption terms and other terms as the Subordinated Notes described in this prospectus supplement except for the price to the public, Issue Date and first interest payment date, provided however that such additional notes must be fungible with the Subordinated Notes for U.S. federal income tax purposes. Any such additional notes, together with the Subordinated Notes offered by this prospectus supplement, will constitute a single series of securities under the Indenture. There is no limitation on the amount of Subordinated Notes or other debt securities that we may issue under such Indenture.

Tax Redemption

If at any time a Tax Event has occurred, LBG may, subject to the satisfaction of the conditions described under “—Conditions to Redemption and Repurchases” below, redeem the Subordinated Notes in whole but not in part at any time at 100% of their principal amount, together with any accrued interest to, but excluding, the date fixed for redemption.

A “Tax Event” is deemed to have occurred if:

(1) LBG determines that as a result of a Tax Law Change, in making any payments on the Subordinated Notes, LBG has paid or will or would on the next payment date be required to pay any Additional Amounts (as defined below) to any holder pursuant to “—Payment of Additional Amounts” below and/or

(2) a Tax Law Change would:

·	result in LBG not being entitled to claim a deduction in respect of any payments in respect of the Subordinated Notes in computing LBG’s taxation liabilities or materially reduce the amount of such deduction;

·	prevent the Subordinated Notes from being treated as loan relationships for United Kingdom tax purposes;

·	as a result of the Subordinated Notes being in issue, result in LBG not being able to have losses or deductions set against the profits or gains, or profits or gains offset by the losses or deductions, of companies with which it is or would otherwise be so grouped for applicable United Kingdom tax purposes (whether under the group relief system current as of the date of issue of the Subordinated Notes or any similar system or systems having like effect as may from time to time exist);

·	result in a United Kingdom tax liability, or the receipt of income or profit which would be subject to United Kingdom tax, in respect of a write-down of the principal amount of the Subordinated Notes or the conversion of the Subordinated Notes into shares or other obligations of LBG; or

·	result in a Subordinated Note or any part thereof being treated as a derivative or an embedded derivative for United Kingdom tax purposes,

in each case, provided that, LBG could not avoid the foregoing in connection with the Subordinated Notes by taking measures reasonably available to it.

“Tax Law Change” means a change in, or amendment to, the laws or regulations of the United Kingdom, or any political subdivision or authority therein or thereof, having the power to tax, including any treaty to which the United Kingdom is a party, or any change in any generally published application or interpretation of such laws, including a decision of any court or tribunal, or any change in the generally published application or interpretation of such laws by any relevant tax authority or any generally published pronouncement by any tax authority, which change, amendment or pronouncement (x) (subject to (y)) becomes effective on or after the Issue Date, or (y) in the case of a change in law, is enacted by United Kingdom Act of Parliament or implemented by statutory instrument, on or after the Issue Date;

Notice of any redemption of the Subordinated Notes due to the occurrence of a Tax Event will be given to holders not less than 30 nor more than 60 calendar days prior to the date of such redemption in accordance with “—Conditions to Redemption and Repurchases” below, and to the Trustee at least ten (10) Business Days prior to such date, unless a shorter notice period shall be satisfactory to the Trustee.

Prior to the giving of any notice of redemption, LBG must deliver to the Trustee (i) a legal opinion, in a form satisfactory to the Trustee, to the effect that a Tax Event has occurred, and (ii) an officer’s certificate confirming that (1) all the conditions necessary for redemption have occurred and that LBG could not avoid the consequences of the Tax Event by taking measures reasonably available to it, and (2) that the Relevant Regulator is satisfied that the relevant change or event is material and was not reasonably foreseeable by LBG on the Issue Date. The Trustee shall be entitled to accept such opinion and officer’s certificate without any further inquiry, in which event such opinion and officer’s certificate shall be conclusive and binding on the Trustee and the holders of the Subordinated Notes.

Redemption due to a Capital Disqualification Event

We may redeem the Subordinated Notes in whole but not in part upon not less than 30 calendar days’ nor more than 60 calendar days’ notice to the holders of the Subordinated Notes if, at any time immediately prior to the giving of the notice referred to above, a Capital Disqualification Event has occurred. In the event of such a redemption, the redemption price of the Subordinated Notes will be 100% of their principal amount together with any accrued but unpaid interest to, but excluding, the date fixed for redemption. Any right of redemption will be subject to the conditions set forth under “—Conditions to Redemption and Repurchases” below.

Prior to the giving of any notice of redemption, LBG must deliver to the Trustee an officer’s certificate stating that (1) a Capital Disqualification Event has occurred, and (2) LBG has demonstrated to the satisfaction of the Relevant Regulator that the relevant change was not reasonably foreseeable by LBG as at the Issue Date. The Trustee shall be entitled to accept such officer’s certificate without any further inquiry, in which event such officer’s certificate shall be conclusive and binding on the Trustee and the holders of the Subordinated Notes.

Repurchases

We may at any time, and from time to time, purchase Subordinated Notes in the open market or by tender or by private agreement in any manner and at any price or at differing prices. Subordinated Notes purchased or otherwise acquired by us may be (i) held, (ii) resold or (iii) at our sole discretion, surrendered to the Trustee for cancellation (in which case all Subordinated Notes so surrendered will forthwith be cancelled in accordance with applicable law and thereafter may not be re-issued or resold). Any such purchases will be subject to the conditions set forth under “—Conditions to Redemption and Repurchases” below.

Conditions to Redemption and Repurchases

Any redemption or repurchase of the Subordinated Notes prior to the maturity date is subject to:

(a) LBG giving notice to the Relevant Regulator and the Relevant Regulator granting permission to LBG to redeem or purchase the Subordinated Notes; and

(b) in respect of any redemption of the Subordinated Notes proposed to be made prior to the fifth anniversary of the date of issuance of the Subordinated Notes, if and to the extent then required under the relevant Regulatory Capital Requirements (A) in the case of an optional redemption due to a Tax Event, LBG having demonstrated to the satisfaction of the Relevant Regulator that the relevant change or event is material and was not reasonably foreseeable by LBG as at the Issue Date or (B) in the case of redemption following the occurrence of a Capital Disqualification Event, LBG having demonstrated to the satisfaction of the Relevant Regulator that the relevant change was not reasonably foreseeable by LBG as at the Issue Date; and

(c) if and to the extent then required by the relevant Regulatory Capital Requirements (A) on or before the relevant redemption or purchase date, LBG replacing the Subordinated Notes with instruments qualifying as own funds of equal or higher quality on terms that are sustainable for the income capacity of LBG or (B) LBG demonstrating to the satisfaction of the Relevant Regulator that its Tier 1 Capital and Tier 2 Capital would, following such redemption or purchase exceed its minimum capital requirements by a margin that the Relevant Regulator may consider necessary at such time based on the Regulatory Capital Requirements.

Notwithstanding the above conditions, if, at the time of any redemption or purchase, the prevailing Regulatory Capital Requirements permit the repayment or purchase only after compliance with one or more alternative or additional preconditions to those set out above, LBG shall comply with such other and/or, as appropriate, additional pre-condition(s).

Modification and Waiver

We and the Trustee may make certain modifications and amendments to the Indenture without the consent of the holders of the Subordinated Notes. Other modifications and amendments may be made to the Indenture with the consent of the holder or holders of not less than two-thirds in aggregate outstanding principal amount of the Subordinated Notes outstanding that are affected by the modification or amendment, voting as one class. However, no modifications or amendments may be made without the consent of the holder of each Subordinated Note that would:

·	change the stated maturity of the principal amount of the Subordinated Notes;

·	reduce the principal amount of, the interest rate, or the premium payable upon the redemption of, or the payments with respect to, the Subordinated Notes;

·	change any obligation to pay Additional Amounts (as defined below);

·	change the currency of payment;

·	impair the right to institute suit for the enforcement of any payment due and payable;

·	reduce the percentage in aggregate principal amount of outstanding Subordinated Notes necessary to modify or amend the Indenture or to waive compliance with certain provisions of the Indenture and any Event of Default or Default;

·	the subordination provisions or the terms of our obligations in respect of the due and punctual payment of the amounts due and payable on the Subordinated Notes in a manner adverse to the holders; or

·	modify the above requirements.

In addition, variations in the terms and conditions of the Subordinated Notes, including modifications relating to redemption, an Event of Default or a Default, may require the non-objection from, or consent of, the PRA.

Payment of Additional Amounts

Amounts to be paid on the Subordinated Notes will be made without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges, or fees imposed, levied, collected, withheld or assessed by or on behalf of a U.K. taxing jurisdiction, unless such deduction or withholding is required by law. If at any time a U.K. taxing jurisdiction requires us to make such deduction or withholding, we will pay additional amounts with respect to the principal of, interest and any other payments on, the Subordinated Notes (“Additional Amounts”) that are necessary in order that the net amounts paid to the holders of the Subordinated Notes, after the deduction or withholding, shall equal the amounts which would have been payable on the Subordinated Notes if the deduction or withholding had not been required. However, this will not apply to any such amount that would not have been payable or due but for the fact that:

·	the holder or the beneficial owner of the Subordinated Notes is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or physically present in, a U.K. taxing jurisdiction or otherwise having some connection with the U.K. taxing jurisdiction other than the holding or ownership of a Subordinated Note, or the collection of any payment of, or in respect of, principal of, or any interest or other payment on, any Subordinated Note;

·	except in the case of a winding up in the United Kingdom, the Subordinated Notes are presented (where presentation is required) for payment in the United Kingdom;

·	the Subordinated Notes are presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to the Additional Amounts on presenting the Subordinated Notes for payment at the close of that 30 day period;

·	the holder or the beneficial owner of the Subordinated Notes or the beneficial owner of any payment of or in respect of principal of, or any interest or other payment on, the Subordinated Notes, failed to comply with a request by us or our liquidator or other authorized person addressed to the holder to provide information concerning the nationality, residence or identity of the holder or the beneficial owner or to make any declaration or other similar claim to satisfy any requirement, which is required or imposed by a statute, treaty, regulation or administrative practice of a U.K. taxing jurisdiction as a precondition to exemption from all or part of the tax, levy, impost, duty, charge or fee;

·	the withholding or deduction is required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings income, or any directive amending, supplementing or replacing such directive or any law implementing or complying with, or introduced in order to conform to, such directive or directives;

·	the Subordinated Notes are presented (where presentation is required) for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the Subordinated Notes to another paying agent;

·	the deduction or withholding is imposed by reason of FATCA, any intergovernmental agreement between the United States and the United Kingdom or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement; or

·	any combination of the above items,

nor shall Additional Amounts be paid with respect to the principal of, or any interest or other payment on, the Subordinated Notes to any holder who is a fiduciary or partnership or any person other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of any taxing jurisdiction to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts, had it been the holder.

Whenever we refer in this prospectus supplement, in any context, to the payment of the principal of or any interest or other payments on, or in respect of, any Subordinated Note, we mean to include the payment of Additional Amounts to the extent that, in the context, Additional Amounts are, were or would be payable.

Waiver of Right to Set-Off

Subject to applicable law, no holder may exercise or claim any right of set-off, counterclaim, combination of accounts, compensation or retention in respect of any amount owed to it by LBG arising under or in connection with the Subordinated Notes. By accepting a Subordinated Note, each holder will be deemed to have waived any right of set-off, counterclaim, combination of accounts, compensation and retention with respect to such Subordinated Note or the Indenture (or between our obligations under or in respect of any Subordinated Note and any liability owed by a holder or the Trustee to us) that they might otherwise have against us, whether before or during our winding up.

Trustee; Direction of Trustee

LBG’s obligations to reimburse and indemnify the Trustee in accordance with Section 6.07 of the Subordinated Indenture (as amended by the Fourth Supplemental Indenture) shall survive the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Subordinated Notes.

By accepting the Subordinated Notes, each holder (including each beneficial owner) of the Subordinated Notes acknowledges and agrees that, upon the exercise of any U.K. bail-in power by the relevant U.K. resolution authority, (a) the Trustee shall not be required to take any further directions from holders of the Subordinated Notes under Section 5.12 (Control by Holders) of the Subordinated Indenture, which authorizes holders of a majority in aggregate outstanding principal amount of the Subordinated Notes to direct certain actions relating to the Subordinated Notes, and (b) neither the Subordinated Indenture nor the Fourth Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority, the Subordinated Notes remain outstanding (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of the Subordinated Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to the Subordinated Notes following such completion to the extent that the Issuer and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the Indenture.

In addition to the foregoing, the Trustee may decline to act or accept direction from holders unless it receives written direction from holders representing a majority in aggregate principal amount of the Subordinated Notes and security and/or indemnity satisfactory to the Trustee in its sole discretion. The Indenture shall not be deemed to require the Trustee to take any action which may conflict with applicable law, or which may be unjustly prejudicial to the holders not taking part in the direction, or which would subject the Trustee to undue risk or for which it is not indemnified to its satisfaction in its sole discretion.

The Trustee makes no representations regarding, and shall not be liable with respect to, the information set forth in this prospectus supplement.

Subsequent Holders’ Agreement

Holders and beneficial owners of the Subordinated Notes that acquire the Subordinated Notes in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders and beneficial owners of the Subordinated Notes that acquire the Subordinated Notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Subordinated Notes related to the U.K. bail-in power.

Consolidation, Merger and Sale of Assets; Assumption

We may, without the consent of the holders of the Subordinated Notes, consolidate with, merge into or transfer or lease our assets substantially as an entirety to any person, provided that any successor corporation formed by any consolidation or amalgamation, or any transferee or lessee of our assets, is a company organized under the laws of any part of the United Kingdom that assumes, by a supplemental indenture, the obligations of LBG on the Subordinated Notes, and under the Indenture, immediately after giving effect to such transaction, no Default or Event of Default shall have occurred, and we procure the delivery to the Trustee of a customary officer’s certificate and legal opinion providing that the conditions precedent to the transaction have been complied with.

Subject to applicable law and regulation, any of the wholly-owned subsidiaries of LBG may assume the obligations under the Subordinated Notes without the consent of any holder, provided that we unconditionally guarantee, which shall be on a subordinated basis in substantially the manner described above, the obligations of the subsidiary under the Subordinated Notes. In such case, all of the direct obligations under the Subordinated Notes and the Indenture shall immediately be discharged. Any Additional Amounts under the Subordinated Notes will be payable in respect of taxes imposed by the jurisdiction in which the assuming subsidiary is incorporated, subject to exceptions equivalent to those that apply to any obligation to pay Additional Amounts, substituting the jurisdiction in which the assuming subsidiary is incorporated for “U.K. taxing jurisdiction”. However, if we make payment under such guarantee, we may be required to pay Additional Amounts related to taxes, subject to the exceptions described under the heading “—Additional Amounts” above, imposed by any U.K. taxing jurisdiction by reason of the guarantee payment. The subsidiary that assumes the obligations will also be entitled to redeem the Subordinated Notes in the circumstances described in “—Tax Redemption” and “—Redemption due to a Capital Disqualification Event” above with respect to any change or amendment to, or change in the application or official interpretation of, the laws or regulations (including any treaty) of the assuming subsidiary’s jurisdiction of incorporation which occurs after the date of the assumption.

An assumption of the obligations of LBG under the Subordinated Notes might be considered for U.S. federal income tax purposes to be an exchange by the holders of the Subordinated Notes for new debt securities, resulting in recognition of taxable gain or loss for these purposes and possible other adverse tax consequences for such holders. Holders should consult their tax advisors regarding the U.S. federal, state and local income tax consequences of an assumption.

Listing

We intend to apply for the listing of the Subordinated Notes on the New York Stock Exchange in accordance with its rules.

Governing Law

The Subordinated Indenture, the Fourth Supplemental Indenture and the Subordinated Notes are governed by, and construed in accordance with, the laws of the State of New York, except for the subordination and waiver of set-off provisions relating to the Subordinated Notes, which are governed by, and construed in accordance with, the laws of Scotland.

Certain U.K. and U.S. Federal Tax Consequences

The following is a summary of the material U.K. and U.S. federal tax consequences of the ownership and disposition of the Subordinated Notes by a “U.S. holder” described below, that is not connected with us for relevant tax purposes, that holds the Subordinated Notes as capital assets and that purchases them as part of the initial offering of the Subordinated Notes at their “issue price”, which will be equal to the first price to the public (not including bondhouses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of the Subordinated Notes is sold for money. For purposes of this discussion, a “U.S. holder” is a beneficial owner of a Subordinated Note that is for U.S. federal income tax purposes (i) a citizen or individual resident of the United States, (ii) a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any state thereof or the District of Columbia, or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

This discussion does not describe all of the tax consequences that may be relevant to U.S. holders in light of their particular circumstances or to holders subject to special rules, such as:

·	holders who are resident in the United Kingdom for U.K. tax purposes or who are domiciled or deemed to be domiciled in the United Kingdom;

·	certain financial institutions;

·	insurance companies;

·	dealers or traders in securities that use the mark-to-market method of accounting;

·	persons holding Subordinated Notes as part of a hedge or other integrated transaction;

·	persons whose functional currency is not the U.S. dollar;

·	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

·	persons subject to the alternative minimum tax or the Medicare contribution tax;

·	certain persons connected with us; or

·	persons carrying on a trade in the United Kingdom through a permanent establishment in the United Kingdom or carrying on a trade, profession or vocation in the United Kingdom through a branch or agency in the United Kingdom or otherwise holding Subordinated Notes in connection with a trade or business outside the United States.

If you are a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners will generally depend on the status of the partners and your activities. If you are a partnership holding Subordinated Notes or a partner therein, you should consult your tax advisor as to your particular U.S. federal income tax consequences of holding and disposing of the Subordinated Notes.

The statements regarding U.K. and U.S. tax laws and practices set out below, including those regarding the U.K./U.S. double taxation convention relating to income and capital gains (the “Treaty”), are based on those laws, practices and conventions as of the date hereof. They are subject to changes in those laws, practices and conventions, and any relevant judicial decision, after the date hereof, which may apply with retrospective effect. This summary is not exhaustive of all possible tax considerations that may be relevant in the particular circumstances of each U.S. holder. In particular, this summary does not deal with the tax treatment of the Subordinated Notes following an exercise of U.K. bail-in power. You should satisfy yourself as to the tax consequences in your own particular circumstances of the acquisition, ownership and disposition of the Subordinated Notes.

United Kingdom

Payments. Interest that we pay on the Subordinated Notes will be paid without withholding for or deduction of U.K. income tax, provided that:

1. the Taxation of Regulatory Capital Securities Regulations 2013 (the “Regulations”) apply to the Subordinated Notes, which will be the case if (i) the Subordinated Notes qualify as Tier 2 instruments under Article 63 of the Commission Regulation (EU) No 575/2013 (“CRR”) (as amended from time to time) and such Subordinated Notes form, or formed, a component of Tier 2 capital for the purposes of CRR (as amended from time to time), and (ii) there are no arrangements the main purpose, or one of the main purposes, of which is to obtain a tax advantage for any person as a result of such application of the Regulations, or

2. the Subordinated Notes carry a right to interest and are and remain listed on a “recognised stock exchange” within the meaning of Section 1005 of the Income Tax Act 2007. The New York Stock Exchange is currently a recognised stock exchange for these purposes. The Subordinated Notes will be treated as listed on the New York Stock Exchange if they are officially listed in the United States in accordance with provisions corresponding to those generally applicable in EEA states and are admitted to trading on the New York Stock Exchange.

In all other cases, an amount on account of U.K. income tax must generally be withheld at the basic rate (currently 20%), unless one of certain exceptions relating to the status of the holder applies. In particular, certain U.S. holders will be entitled to receive payments free of withholding of U.K. income tax under the Treaty and will under current HM Revenue & Customs (“HMRC”) administrative procedures be able to make a claim for the issuance of a direction by HMRC to this effect. However, such directions will be issued only on prior application to the relevant tax authorities by the holder in question. If the Regulations do not apply to the Subordinated Notes, the Subordinated Notes are not listed on a recognised stock exchange (in each case as described above), and such a direction is not given, we will generally be required to withhold tax, although a U.S. holder entitled to relief under the Treaty may subsequently claim the amount withheld from HMRC.

Interest on the Subordinated Notes constitutes U.K. source income for U.K. tax purposes and, as such, may be subject to U.K. income tax by direct assessment irrespective of the residence of the holder. However, where the payments are made without withholding or deduction on account of U.K. tax, the payments will not be assessed to U.K. income tax (other than in the hands of certain trustees) if you are not resident in the U.K. for tax purposes, except if you carry on a trade, profession or vocation in the U.K. through a U.K. branch or agency in connection with which the payments are received or to which the Subordinated Notes are attributable (or in the case of a corporate U.S. holder, if you carry on a trade in the U.K. through a permanent establishment in the U.K. in connection with which the payments are received or to which the Subordinated Notes are attributable), in which case (subject to exemptions for payments received by certain categories of agent) tax may be levied on the U.K. branch or agency (or permanent establishment).

Information relating to securities may be required to be provided to HMRC in certain circumstances. This may include the value of the Subordinated Notes, details of the holders or beneficial owners of the Subordinated Notes (or the persons for whom the Subordinated Notes are held), details of the persons to whom payments derived from the Subordinated Notes are or may be paid and information and documents in connection with transactions relating to the Subordinated Notes. Information may be required to be provided by, amongst others, the holders of the Subordinated Notes, persons by (or via) whom payments derived from the Subordinated Notes are made or who receive (or would be entitled to receive) such payments, persons who effect or are a party to transactions relating to the Subordinated Notes on behalf of others and certain registrars or administrators. In certain circumstances, the information obtained by HMRC may be provided to tax authorities in other countries.

Disposal (including Redemption). Subject to the provisions set out in the next paragraph in relation to temporary non-residents, a U.S. holder will not, upon disposal (including redemption) of a Subordinated Note, be liable for U.K. taxation on gains realized, unless at the time of the disposal the U.S. holder is resident for tax purposes in the U.K., carries on a trade, profession or vocation in the U.K. through a branch or agency in the U.K. to which the Subordinated Notes are attributable or, in the case of a corporate U.S. holder, if the U.S. holder carries on a trade in the U.K. through a permanent establishment in the U.K. to which the Subordinated Notes are attributable.

A U.S. holder who is an individual and who has ceased to be resident for tax purposes in the U.K. for a period of five years or less before again becoming resident for tax purposes in the U.K. and who disposes of a Subordinated Note during that period may be liable to U.K. tax on chargeable gains arising during the period of absence in respect of the disposal (including redemption), subject to any available exemption or relief.

A U.S. holder who is an individual or other taxpayer not liable to U.K. corporation tax will not, upon transfer or redemption of a Subordinated Note, be subject to any U.K. income tax charge on accrued but unpaid payments of interest, unless the U.S. holder at any time in the relevant tax year was resident in the U.K. or carried on a trade, profession or vocation in the U.K. through a branch or agency to which the Subordinated Note is attributable.

Annual Tax Charges. Corporate U.S. holders who are not resident in the U.K. and do not carry on a trade in the U.K. through a permanent establishment in the U.K. to which the Subordinated Notes are attributable will not be liable to U.K. tax charges or relief by reference to fluctuations in exchange rates or in respect of profits, gains and losses arising from the Subordinated Notes.

Stamp Duty and Stamp Duty Reserve Tax (“SDRT”). No U.K. stamp duty or SDRT should be payable on the issue or redemption of the Subordinated Notes. Provided that the Regulations apply to the Subordinated Notes (see above), no U.K. stamp duty or SDRT will be payable on the transfer of the Subordinated Notes.

United States

Characterisation of the Subordinated Notes. There is no direct legal authority as to the proper U.S. federal income tax treatment of an instrument such as the Subordinated Notes that is denominated as a debt instrument and has significant debt features, but is subject to statutory bail-in powers such as the U.K. bail-in power. Therefore, prospective investors should consult their tax advisers as to the proper characterisation of the Subordinated Notes for U.S. federal income tax purposes. We believe the Subordinated Notes should be treated as debt for U.S. federal income tax purposes and the remainder of this discussion so assumes.

Interest. Interest on the Subordinated Notes (including U.K. tax withheld, if any) will be includable in income by a U.S. holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. holder’s method of accounting for U.S. federal income tax purposes. Interest income from the Subordinated Notes (including any U.K. tax withheld) will constitute foreign-source income, which may be relevant to a U.S. holder in calculating the U.S. holder’s foreign tax credit limitation.

Sale, Exchange or Redemption. A U.S. holder will, upon sale, exchange or redemption of a Subordinated Note, generally recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount realized (not including amounts attributable to accrued interest, which will be treated as ordinary interest income as described in “—Interest” above) and the U.S. holder’s tax basis in the Subordinated Note. Any gain or loss will generally be U.S.-source capital gain or loss and will be treated as long-term capital gain or loss if the Subordinated Note has been held for more than one year at the time of disposition. The deductibility of capital losses is subject to limitations.

Backup Withholding and Information Reporting. Information returns may be filed with the Internal Revenue Service in connection with payments on the Subordinated Notes and the proceeds from a sale or other disposition of the Subordinated Notes. A U.S. holder may be subject to backup withholding on these payments and proceeds if the U.S. holder fails to provide its taxpayer identification number and comply with certain certification procedures or otherwise establish an exemption from backup withholding. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against the U.S. holder’s U.S. federal income tax liability and may entitle the U.S. holder to a refund, provided that the required information is timely furnished to the Internal Revenue Service.

Certain U.S. holders who are individuals (and certain U.S. entities closely-held by individuals) may be required to report information relating to non-U.S. accounts through which the U.S. holders may hold their Subordinated Notes (or information regarding the Subordinated Notes if the Subordinated Notes are not held through any financial institution).  U.S. holders should consult their tax advisers regarding their reporting obligations with respect to the Subordinated Notes.

Proposed Financial Transactions Tax (“FTT”)

The European Commission published a proposal for a Directive for a common FTT in Belgium, Germany, Greece, Spain, France, Italy, Austria, Portugal, Slovenia and Slovakia (the “participating Member States”). The Commission’s Proposal has very broad scope and could, if introduced, apply to certain dealings in the Subordinated Notes (including secondary market transactions) in certain circumstances.

Under the Commission’s Proposal, the FTT could apply in certain circumstances to persons both within and outside of the participating Member States. Generally, it would apply to certain dealings in the Subordinated Notes where at least one party is a financial institution, and at least one party is established in a participating Member State. A financial institution may be, or be deemed to be, “established” in a participating Member State in a broad range of circumstances, including (a) by transacting with a person established in a participating Member State or (b) where the financial instrument which is subject to the dealings is issued in a participating Member State.

The FTT proposal remains subject to negotiation between the participating Member States and the scope of any such tax is uncertain. Additional EU Member States may decide to participate. Prospective holders of the Subordinated Notes are advised to seek their own professional advice in relation to the FTT.

Underwriting

We and the underwriters for the offering named below (the “Underwriters”) have entered into an underwriting agreement and a pricing agreement with respect to the Subordinated Notes. Subject to certain conditions, we have agreed to sell to the Underwriters and each Underwriter has severally agreed to purchase the respective principal amounts of the Subordinated Notes indicated opposite such Underwriter’s name in the following table.

Underwriters	Principal Amount of Subordinated Notes

Goldman, Sachs & Co.	$

J.P. Morgan Securities LLC	$

Lloyds Securities Inc.	$

Merrill Lynch, Pierce, Fenner & Smith Incorporated	$

Total	$

The Underwriters propose to offer the Subordinated Notes directly to the public at the initial public offering prices set forth on the cover page of this prospectus supplement. The underwriting agreement and the pricing agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters have undertaken to purchase all of the Subordinated Notes offered by this prospectus supplement if any are purchased. The offering of the Subordinated Notes by the Underwriters is subject to receipt and acceptance and the Underwriters have the right to reject any order in whole or in part.

We estimate that the expenses of the offering payable by us, excluding underwriting discounts and commissions, will be approximately $       million.

Conflicts of Interest

Lloyds Securities Inc., one of the Underwriters, is an affiliate of the Issuer. Any distribution of the Subordinated Notes offered hereby will be made in compliance with applicable provisions of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”), which requires that, among other things, Lloyds Securities Inc. will not participate in the distribution of an offering of Subordinated Notes unless the Subordinated Notes are investment grade rated (within the meaning of Rule 5121) or are Subordinated Notes in the same series that have equal rights and obligations as investment grade rated securities or unless another exemption provided by Rule 5121 is applicable.

Matters Relating to the Initial Offering and Market-Making Resales

We intend to apply for the listing of the Subordinated Notes on the New York Stock Exchange. The Subordinated Notes are a new issue of securities with no established trading market. We have been advised by the Underwriters that the Underwriters intend to make a market in the Subordinated Notes, but they are not obligated to do so and may discontinue market-making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Subordinated Notes.

In this prospectus supplement, the term “the offering” means the initial offering of the Subordinated Notes made in connection with their original issuance and not any subsequent resales of Subordinated Notes in market-making transactions.

The Subordinated Notes will settle through the facilities of the DTC and its participants (including Euroclear and Clearstream Banking). The initial CUSIP number for the Subordinated Notes is             , the ISIN is             and the Common Code is             .

We have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

It is expected that delivery of the Subordinated Notes will be made against payment on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the fifth Business Day following the date of pricing of the Subordinated Notes (such settlement cycle being referred to as “T+5”). Trades in the secondary market generally are required to settle in three Business Days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Subordinated Notes on the date of pricing or the next succeeding Business Day will be required, by virtue of the fact that the Subordinated Notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Subordinated Notes who wish to trade Subordinated Notes on the date of pricing or the next Business Day should consult their own advisors.

Market-Making Resales by Affiliates

This prospectus may be used by Lloyds Securities Inc. in connection with offers and sales of the Subordinated Notes in market-making transactions. In a market-making transaction, Lloyds Securities Inc. may resell a Note it acquires from other holders, after the original offering and sale of the Note. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, Lloyds Securities Inc. may act as principal, or agent, including as agent for the counterparty in a transaction in which Lloyds Securities Inc. acts as principal, or as agent for both counterparties in a transaction in which Lloyds Securities Inc. does not act as principal. Lloyds Securities Inc. may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other affiliates of the Issuer may also engage in transaction of this kind and may use this prospectus for this purpose.

The aggregate initial offering price specified on the cover of this prospectus supplement relates to the initial offering of the Subordinated Notes described in this prospectus supplement. This amount does not include Subordinated Notes sold in market-making transactions. The latter include Subordinated Notes to be issued after the date of this prospectus, as well as Subordinated Notes previously issued.

We do not expect to receive any direct proceeds from market-making transactions. We do not expect that Lloyds Securities Inc. or any other affiliate that engages in these transactions will pay any direct proceeds from its market-making resales to us.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless we or any agent inform you in your confirmation of sale that your Subordinated Note is being purchased in its original offering and sale, you may assume that you are purchasing your Subordinated Note in a market-making transaction.

Stabilization Transactions and Short Sales

In connection with the offering, the Underwriters may purchase and sell Subordinated Notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the Underwriters of a greater aggregate principal amount of Subordinated Notes than they are required to purchase from us in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Subordinated Notes while the offering is in progress.

The Underwriters may also impose a penalty bid. This occurs when a particular Underwriter repays to the Underwriters a portion of the underwriting discount received by it because the Underwriters have repurchased Subordinated Notes sold by or for the account of such Underwriter in stabilizing or short-covering transactions.

These activities by the Underwriters may stabilize, maintain or otherwise affect the market price of the Subordinated Notes. As a result, the price of the Subordinated Notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the Underwriters at any time.

The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of business, the Underwriters and their affiliates may have engaged in and may in the future engage in investment, financial, banking and advisory services with us or our affiliates, for which customary fees may apply.

In the ordinary course of their various business activities, the Underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Issuer. Certain of the Underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such Underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Subordinated Notes offered hereby. Any such short positions could adversely affect future trading prices of the Subordinated Notes offered hereby. The Underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Certain of the underwriters may resell notes outside of the United States to or through one or more of their affiliates.

Selling Restrictions

United Kingdom

Each Underwriter has represented and agreed that, in connection with the distribution of the Subordinated Notes, it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 of the United Kingdom (the “FSMA”)) received by it in connection with the issue or sale of such Subordinated Notes or any investments representing the Subordinated Notes in circumstances in which section 21(1) of the FSMA does not apply to us and that it has complied and will comply with all the applicable provisions of the FSMA with respect to anything done by it in relation to any Subordinated Notes in, from or otherwise involving the United Kingdom.

Canada

The Subordinated Notes may be sold only to purchasers in the provinces of Alberta, British Columbia, New Brunswick, Nova Scotia, Ontario, Prince Edward Island and Quebec purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this Prospectus Supplement and Prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the Underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The Subordinated Notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the Subordinated Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Subordinated Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Japan

The Subordinated Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. Subordinated Notes may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Subordinated Notes may not be circulated or distributed, nor may the Subordinated Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Subordinated Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Subordinated Notes pursuant to an offer made under Section 275 of the SFA except:

(1) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(2) where no consideration is or will be given for the transfer;

(3) where the transfer is by operation of law;

(4) as specified in Section 276(7) of the SFA; or

(5) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Taiwan

The notes cannot be offered, distributed, sold or resold to the public in Taiwan unless prior approval from, or effective registration with, the Republic of China government authorities has been obtained pursuant to the applicable laws or a private placement exemption is available under the applicable securities laws.

Expenses of the Offering

We estimate that our total expenses for the offering, excluding underwriting commissions will be approximately $             , as follows:

Fees	Amount
SEC registration fee	$
Trustee and Paying Agent fees	$
Legal fees and expenses	$
Total	$

All amounts are estimated except the SEC registration fee.

Legal Opinions

Our U.S. counsel, Davis Polk & Wardwell London LLP, will pass upon certain United States legal matters relating to the validity of the Subordinated Notes. Our Scottish solicitors, CMS Cameron McKenna LLP, will pass upon certain matters relating to Scots law.

Experts

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report of Lloyds Banking Group plc on Form 20-F for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$

Lloyds Banking Group plc

$        % Fixed Rate Subordinated Debt Securities due 2026

PROSPECTUS SUPPLEMENT

(to prospectus dated June 7, 2013)

Joint Bookrunning Managers

BofA Merrill Lynch	Goldman, Sachs & Co.	J.P. Morgan	Lloyds Securities

PROSPECTUS

LLOYDS BANKING GROUP plc

DEBT SECURITIES

PREFERENCE SHARES

AMERICAN Depositary Shares

LLOYDS TSB BANK plc

GUARANTEED DEBT SECURITIES

We will provide the specific terms of these securities, and the manner in which they will be offered, in one or more prospectus supplements to this prospectus. Any prospectus supplement may also add, update or change information contained, or incorporated by reference, in this prospectus. You should read this prospectus and the prospectus supplements carefully before you invest.

You should read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information” and the heading “Incorporation of Documents by Reference”, before investing in our securities. The amount and price of the offered securities will be determined at the time of the offering.

Investing in our debt securities involves risks that are described in the “Risk Factors” section of our annual reports filed with the U.S. Securities and Exchange Commission or in the applicable prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is June 7, 2013.

i

table of contents

Page

ABOUT THIS PROSPECTUS	1
USE OF PROCEEDS	1
LLOYDS BANKING GROUP PLC	1
LLOYDS TSB BANK PLC	2
DESCRIPTION OF DEBT SECURITIES	2
DESCRIPTION OF PREFERENCE SHARES	16
DESCRIPTION OF AMERICAN DEPOSITARY SHARES	21
PLAN OF DISTRIBUTION	28
LEGAL OPINIONS	29
EXPERTS	29
ENFORCEMENT OF CIVIL LIABILITIES	30
WHERE YOU CAN FIND MORE INFORMATION	30
INCORPORATION OF DOCUMENTS BY REFERENCE	30
CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS	31

ii

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (“SEC”) using a “shelf” registration or continuous offering process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings of an unspecified amount in one or more foreign currencies or currency units.

This prospectus provides you with a general description of the debt securities, preference shares and American Depositary Shares we may offer, as well as the debt securities that Lloyds Bank (as defined below) may offer, which we will refer to collectively as the “securities”. Each time we or Lloyds Bank sell securities, a prospectus supplement that contains specific information about the terms of that offering will be provided. The prospectus supplement will provide information regarding certain tax consequences of the purchase, ownership and disposition of the offered securities. The prospectus supplement may also add to, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. Each prospectus supplement will be filed with the SEC. You should read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information”.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us, Lloyds Bank and the securities offered under this prospectus. The registration statement can be read at the SEC’s offices or obtained from the SEC’s website mentioned under the heading “Where You Can Find More Information”.

Certain Terms

In this prospectus, the terms “we”, “us”, “our”, “the Company” and “LBG” refer to Lloyds Banking Group plc, the term “Lloyds Bank” refers to Lloyds TSB Bank plc and the term “Group” means Lloyds Banking Group plc, together with its subsidiary undertakings from time to time.

LBG publishes its consolidated financial statements in pounds sterling, the lawful currency of the United Kingdom. In this prospectus and any prospectus supplement, references to “dollars” and “$” are to United States dollars.

USE OF PROCEEDS

Unless a specific plan in the accompanying prospectus supplement is disclosed, the net proceeds from the sale of the securities offered by this prospectus will be used in the general business of the Group. The Group has raised capital in various markets from time to time and we expect to continue to raise capital in appropriate markets as and when required.

LLOYDS BANKING GROUP PLC

Lloyds Banking Group plc was incorporated as a public limited company and registered in Scotland under the U.K. Companies Act 1985 on October 21, 1985 (registration number 95000). Lloyds Banking Group plc’s registered office is at The Mound, Edinburgh EH1 1YZ, Scotland, and its principal executive offices in the U.K. are located at 25 Gresham Street, London EC2V 7HN, United Kingdom, telephone number + 44 (0) 20 7626 1500.

The history of the Group can be traced back to the 18th century when the banking partnership of Taylors and Lloyds was established in Birmingham, England. Lloyds Bank Plc was incorporated in 1865 and during the late 19th and early 20th centuries entered into a number of acquisitions and mergers, significantly increasing the number of banking offices in the U.K. In 1995, it continued to expand with the acquisition of the Cheltenham and Gloucester Building Society (C&G).

TSB Group plc became operational in 1986 when, following U.K. Government legislation, the operations of four Trustee Savings Banks and other related companies were transferred to TSB Group plc and its new banking subsidiaries. By 1995, the TSB Group had, either through organic growth or acquisition, developed life and general insurance operations, investment management activities, and a motor vehicle hire purchase and leasing operation to supplement its retail banking activities.

In 1995, TSB Group plc merged with Lloyds Bank Plc. Under the terms of the merger, the TSB and Lloyds Bank groups were combined under TSB Group plc, which was re-named Lloyds TSB Group plc, with Lloyds Bank Plc, which was subsequently re-named Lloyds TSB Bank plc, the principal subsidiary. In 1999, the businesses, assets and liabilities of TSB Bank plc, the principal banking subsidiary of the TSB Group prior to the merger, and its subsidiary Hill Samuel Bank Limited were vested in Lloyds TSB Bank plc, and in 2000, Lloyds TSB Group acquired Scottish Widows. In addition to already being one of the leading providers of banking services in the U.K., this transaction also positioned Lloyds TSB Group as one of the leading suppliers of long-term savings and protection products in the U.K.

The HBOS Group had been formed in September 2001 by the merger of Halifax plc and Bank of Scotland. The Halifax business began with the establishment of the Halifax Permanent Benefit Building Society in 1852; the society grew through a number of mergers and acquisitions including the merger with Leeds Permanent Building Society in 1995 and the acquisition of Clerical Medical in 1996. In 1997 the Halifax converted to plc status and floated on the London stock market. Bank of Scotland was founded in July 1695, making it Scotland’s first and oldest bank.

On September 18, 2008, with the support of the U.K. Government, the boards of Lloyds TSB Group plc and HBOS plc announced that they had reached agreement on the terms of a recommended acquisition by Lloyds TSB Group plc of HBOS plc. The shareholders of Lloyds TSB Group plc approved the acquisition at the Company’s general meeting on November 19, 2008. On January 16, 2009, the acquisition was completed and Lloyds TSB Group plc changed its name to Lloyds Banking Group plc.

Pursuant to two placing and open offers which were completed by the Company in January and June 2009 and the Rights Issue completed in December 2009, the U.K. Government acquired 43.4 per cent of the Company’s issued ordinary share capital. Following further issues of ordinary shares, the U.K. Government’s holding has been reduced to approximately 38.8 per cent at May 1, 2013.

LLOYDS TSB BANK PLC

Lloyds TSB Bank plc (“Lloyds Bank”) was incorporated under the laws of England and Wales on April 20, 1865 (registration number 2065). Lloyds Bank’s registered office is at 25 Gresham Street, London EC2V 7HN, United Kingdom, telephone number +44 (0) 20 7626 1500. Lloyds Bank is authorized by the Prudential Regulation Authority (“PRA”) and regulated by the Financial Conduct Authority (“FCA”) and the PRA. Lloyds Bank is a wholly owned subsidiary of LBG.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities issued by LBG and Lloyds Bank. Each time that debt securities are issued, a prospectus supplement will be filed with the SEC, which you should read carefully. The prospectus supplement may contain additional terms of those debt securities. The terms presented here, together with the terms contained in the prospectus supplement, will be a description of the material terms of the debt securities, but if there is any inconsistency between the terms presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here. You should also read the indentures under which we and Lloyds Bank will respectively issue the debt securities, which have been filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

References to “debt securities” in this prospectus, mean the senior debt securities and the subordinated debt securities issued by each of LBG and Lloyds Bank. The subordinated debt securities of any series will be subordinated obligations. Senior debt securities will be issued under a senior debt indenture. Subordinated debt securities will be issued under a subordinated debt indenture. Each indenture for debt securities issued by Lloyds Bank is a contract between us, Lloyds Bank and The Bank of New York Mellon, which will initially act as trustee. Each indenture for debt securities issued by us is a contract between us and The Bank of New York Mellon, which will initially act as trustee. The indentures are substantially identical, except for certain provisions such as those relating to subordination, which are included only in the subordinated debt indentures, certain provisions relating to the guarantee by LBG in respect of debt securities issued by Lloyds Bank and certain provisions in the LBG subordinated debt indenture relating to applicable prudential capital requirements. None of the indentures limit our ability to incur additional indebtedness, including additional senior indebtedness.

General

The debt securities are not deposits and are not insured or guaranteed by the U.S. Federal Deposit Insurance Corporation or any other government agency of the United States or the United Kingdom.

The indentures do not limit the amount of debt securities that we or Lloyds Bank may issue. We or Lloyds Bank may issue debt securities in one or more series. The relevant prospectus supplement for any particular series of debt securities will describe the terms of the offered debt securities, including some or all of the following terms:

·	whether they are senior debt securities or subordinated debt securities;

·	their specific designation, authorized denomination and aggregate principal amount;

·	the price or prices at which they will be issued;

·	whether such debt securities have a maturity date and, if so, what the date is;

·	the annual interest rate or rates, or how to calculate the interest rate or rates;

·	the date or dates from which interest, if any, will accrue or the method, if any, by which such date or dates will be determined;

·	whether payments are conditional on our or Lloyds Bank’s ability to make such payments and remain able to pay our or Lloyds Bank’s debts as they fall due and that our or Lloyds Bank’s assets continue to exceed our liabilities (other than subordinated liabilities);

·	the times and places at which any interest payments are payable;

·	the terms of any mandatory or optional redemption, including the amount of any premium;

·	any modifications or additions to the events of default with respect to the debt securities offered;

·	any provisions relating to conversion or exchange for other securities issued by us or Lloyds Bank;

·	the currency or currencies in which they are denominated and in which we or Lloyds Bank will make any payments;

·	any index used to determine the amount of any payments on the debt securities;

·	any restrictions that apply to the offer, sale and delivery of the debt securities and the exchange of debt securities of one form for debt securities of another form;

·	whether and under what circumstances, if other than those described in this prospectus, we or Lloyds Bank will pay additional amounts on the debt securities and whether, and on what terms, if other than those described in this prospectus, we or Lloyds Bank may redeem the debt securities following certain developments with respect to tax laws;

·	the terms of any mandatory or optional exchange; and

·	any listing on a securities exchange.

In addition, the prospectus supplement will describe the material U.S. federal and U.K. tax considerations that apply to any particular series of debt securities.

Debt securities may bear interest at a fixed rate or a floating rate. We or Lloyds Bank may sell any subordinated debt securities that bear no interest, or that bear interest at a rate that at the time of issuance is below the prevailing market rate, at a discount to their stated principal amount.

Holders of debt securities shall have no voting rights except those described under the heading “— Modification and Waiver” below.

Senior Guarantee of debt securities issued by Lloyds Bank

LBG, as guarantor, will fully and unconditionally guarantee payment in full to the holders of senior debt securities issued by Lloyds Bank and payment in full to the Trustee of amounts due and owing under the senior debt indenture. The guarantee is set forth in, and forms part of, the indenture under which senior debt securities will be issued by Lloyds Bank. If, for any reason, Lloyds Bank does not make any required payment in respect of senior debt securities when due, LBG will cause the payment to be made to or to the order of the applicable trustee. The guarantee will be on a senior basis when the guaranteed debt securities are issued under the senior indenture. Holders of senior debt securities issued by Lloyds Bank may sue LBG to enforce their rights under the guarantee without first suing any other person or entity. LBG may, without the consent of the holders of the debt securities, assume all of Lloyds Bank’s rights and obligations under the debt securities and upon such assumption, Lloyds Bank will be released from its liabilities under the senior debt indenture and the senior debt securities.

Subordinated Guarantee of debt securities issued by Lloyds Bank

LBG, as guarantor, will fully and unconditionally guarantee payment in full to the holders of subordinated debt securities issued by Lloyds Bank and payment in full to the Trustee of amounts due and owing under the subordinated securities indenture. The guarantee is set forth in, and forms part of, the indenture under which subordinated debt securities will be issued by Lloyds Bank. If, for any reason, Lloyds Bank does not make any required payment in respect of its subordinated debt securities when due, LBG will cause the payment to be made to or to the order of the applicable trustee. The guarantee will be on a subordinated basis when the guaranteed debt securities are issued under the subordinated debt indenture. Holders of subordinated debt securities issued by Lloyds Bank may sue LBG to enforce their rights under the guarantee without first suing any other person or entity. LBG may, without the consent of the holders of the debt securities, assume all of Lloyds Bank’s rights and obligations under the debt securities and upon such assumption, Lloyds Bank will be released from its liabilities under the subordinated debt indenture and the subordinated debt securities.

Because the guarantee is subordinated, if winding up proceedings with respect to LBG should occur, each holder may recover less ratably than the holders of its unsubordinated liabilities. If, in any such winding up, the amount payable on any guarantee of any series of debt securities and any claims ranking equally with such guarantee are not paid in full, those guarantees and other claims ranking equally will share ratably in any distribution of LBG’s assets in a winding up in proportion to the respective amounts to which they are entitled. If any holder is entitled to any recovery with respect to the guarantee of any debt securities in any winding up or liquidation, the holder might not be entitled in those proceedings to a recovery in U.S. dollars and might be entitled only to a recovery in pounds sterling or any other lawful currency of the United Kingdom.

In addition, because LBG is a holding company, its rights to participate in the assets of any subsidiary if it is liquidated will be subject to the prior claims of its creditors, including, in the case of Lloyds Bank, its depositors, except to the extent that LBG may be a creditor with recognized claims against it.

Form of Debt Securities; Book-Entry System

General

Unless the relevant prospectus supplement states otherwise, the debt securities shall initially be represented by one or more global securities in registered form, without coupons attached, and will be deposited with or on behalf of one or more depositary, including, without limitation, The Depository Trust Company (“DTC”), Euroclear Bank S.A./N.V. (“Euroclear”) and/or Clearstream Banking, société anonyme (“Clearstream Luxembourg”), and will be registered in the name of such depositary or its nominee. Unless and until the debt securities are exchanged in whole or in part for other securities under the terms of the applicable indenture or the global securities are exchanged for definitive securities, the global securities may not be transferred except as a whole by the depositary to a nominee or a successor of the depositary.

The debt securities may be accepted for clearance by DTC, Euroclear and Clearstream Luxembourg. Unless the relevant prospectus supplement states otherwise, the initial distribution of the debt securities will be cleared through DTC only. In such event, beneficial interests in the global debt securities will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including, as applicable, Euroclear and Clearstream Luxembourg.

The laws of some states may require that certain investors in securities take physical delivery of their securities in definitive form. Those laws may impair the ability of investors to own interests in book-entry securities.

So long as the depositary, or its nominee, is the holder of a global debt security, the depositary or its nominee will be considered the sole holder of such global debt security for all purposes under the indentures. Except as described below under the heading “—Issuance of Definitive Securities”, no participant, indirect participant or other person will be entitled to have debt securities registered in its name, receive or be entitled to receive physical delivery of debt securities in definitive form or be considered the owner or holder of the debt securities under the indentures. Each person having an ownership or other interest in debt securities must rely on the procedures of the depositary, and, if a person is not a participant in the depositary, must rely on the procedures of the participant or other securities intermediary through which that person owns its interest to exercise any rights and obligations of a holder under the indentures or the debt securities.

Payments on the Global Debt Security

Payments of any amounts in respect of any global securities will be made by the trustee to the depositary. Payments will be made to beneficial owners of debt securities in accordance with the rules and procedures of the depositary or its direct and indirect participants, as applicable. Neither we nor Lloyds Bank nor the trustee nor any of our agents will have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between the depositary and any beneficial owner of an interest in a global security, or the failure of the depositary or any intermediary to pass through to any beneficial owner any payments that we or Lloyds Bank make to the depositary.

The Clearing Systems

DTC, Euroclear and Clearstream Luxembourg have advised us as follows:

DTC. DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly. DTC has a Standard & Poor’s rating of AA+. The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Euroclear. Euroclear holds securities for its participants and clears and settles transactions between its participants through simultaneous electronic book-entry delivery against payment. Euroclear provides various other services, including safekeeping, administration, clearance and settlement and securities lending and borrowing, and interfaces with domestic markets in several countries. Securities clearance accounts and cash accounts with Euroclear are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable law (collectively, the “Euroclear Terms and Conditions”). The Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.

Clearstream Luxembourg. Clearstream Luxembourg is incorporated under the laws of The Grand Duchy of Luxembourg as a professional depositary. Clearstream Luxembourg holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream Luxembourg provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries.

Issuance of Definitive Securities

So long as the depositary holds the global securities of a particular series of debt securities, such global securities will not be exchangeable for definitive securities of that series unless:

·	the depositary notifies the trustee that it is unwilling or unable to continue to act as depositary for the debt securities or the depositary ceases to be a clearing agency registered under the Exchange Act;

·	we or Lloyds Bank, as applicable, are wound up and we or Lloyds Bank, as applicable, fail to make a payment on the debt securities when due; or

·	at any time we determine at our option and in our sole discretion, or Lloyds Bank determines at its option and in its sole discretion, as applicable, that the global securities of a particular series of debt securities should be exchanged for definitive debt securities of that series in registered form.

Each person having an ownership or other interest in a debt security must rely exclusively on the rules or procedures of the depositary as the case may be, and any agreement with any direct or indirect participant of the depositary, including Euroclear or Clearstream Luxembourg and their participants, as applicable, or any other securities intermediary through which that person holds its interest, to receive or direct the delivery of possession of any definitive security. The indentures permit us or Lloyds Bank to determine at any time and in our or Lloyds Bank’s sole discretion, as applicable, that debt securities shall no longer be represented by global securities. DTC has advised us and Lloyds Bank that, under its current practices, it would notify its participants of our or Lloyds Bank’s request, but will only withdraw beneficial interests from the global securities at the request of each DTC participant. We or Lloyds Bank would issue definitive certificates in exchange for any such beneficial interests withdrawn.

Definitive debt securities will be issued in registered form only. To the extent permitted by law, we, Lloyds Bank, the trustee and any paying agent shall be entitled to treat the person in whose name any definitive security is registered as its absolute owner.

Payments in respect of each series of definitive securities will be made to the person in whose name the definitive securities are registered as it appears in the register for that series of debt securities. Payments will be made in respect of the debt securities by check drawn on a bank in New York or, if the holder requests, by transfer to the holder’s account in New York. Definitive securities should be presented to the paying agent for redemption.

If we or Lloyds Bank issue definitive debt securities of a particular series in exchange for a particular global debt security, the depositary, as holder of that global debt security, will surrender it against receipt of the definitive debt securities, cancel the book-entry debt securities of that series, and distribute the definitive debt securities of that series to the persons and in the amounts that the depositary specifies pursuant to the internal procedures of such depositary.

If definitive securities are issued in the limited circumstances described above, those securities (i) will be transferable only on the register for that series of debt securities, and (ii) may be transferred in whole or in part in denominations of any whole number of securities upon surrender of the definitive securities certificates together with the form of transfer endorsed on it, duly completed and executed at the specified office of a paying agent. If only part of a securities certificate is transferred, a new securities certificate representing the balance not transferred will be issued to the transferor within three business days after the paying agent receives the certificate. The new certificate representing the balance will be delivered to the transferor by uninsured post at the risk of the transferor, to the address of the transferor appearing in the records of the paying agent. The new certificate representing the securities that were transferred will be sent to the transferee within three business days after the paying agent receives the certificate transferred, by uninsured post at the risk of the holder entitled to the securities represented by the certificate, to the address specified in the form of transfer.

Settlement

Initial settlement for each series of debt securities and settlement of any secondary market trades in the debt securities will be made in same-day funds. Book-entry debt securities held through DTC will settle in DTC’s same-day funds settlement system.

Payments

We or Lloyds Bank, as applicable, will make any payments of interest and principal on any particular series of debt securities on the dates and, in the case of payments of interest, at the rate or rates, that are set out in, or that are determined by the method of calculation described in, the relevant prospectus supplement.

Subordinated Debt Securities

Unless the relevant prospectus supplement provides otherwise, if we do not or if Lloyds Bank does not, make a payment on a series of subordinated debt securities on any payment date, the obligation to make that payment shall be deferred, if it is an interest payment, until the date upon which we or Lloyds Bank, as applicable, pay a dividend on any class of our respective share capital and, if it is a principal payment, until the first business day after the date that falls six months after the original payment date (a “Deferred Payment Date”). If we fail to make a payment before the Deferred Payment Date, that failure shall not create a default or otherwise allow any holder to sue us or Lloyds Bank, as applicable, for the payment or take any other action. Each payment that is deferred in this way will accrue interest at the rate prevailing in accordance with the terms of the series of debt securities immediately before the original payment date. Any payment deferred in this way shall not be treated as due for any purpose, including for the purposes of ascertaining whether or not a Subordinated Debt Security Default has occurred, until the Deferred Payment Date.

Subordination

Senior Debt Securities

Unless the relevant prospectus supplement provides otherwise, senior debt securities and coupons (if any) appertaining thereto constitute direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all of our or Lloyds Bank’s, as applicable, other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

Subordinated Debt Securities

Unless the relevant prospectus supplement provides otherwise, in a winding up, all payments on any series of subordinated debt securities will be subordinate to, and subject in right of payment to the prior payment in full of, all claims of all creditors other than claims in respect of any liability that is, or is expressed to be, subordinated, whether only in the event of a winding up or otherwise, to the claims of all or any creditors, in the manner provided in the relevant subordinated debt indenture.

We may seek to qualify subordinated debt securities as regulatory capital in the United Kingdom. In this case, the relevant prospectus supplement may include a summary of the bail-in and/or write-down provisions set forth in any applicable supplement to the subordinated debt indentures.

General

As a consequence of these subordination provisions, if winding up proceedings should occur, each holder may recover less ratably than the holders of unsubordinated liabilities. If, in any winding up, the amount payable on any series of debt securities and any claims ranking equally with that series are not paid in full, those debt securities and other claims ranking equally will share ratably in any distribution of assets in a winding up in proportion to the respective amounts to which they are entitled. If any holder is entitled to any recovery with respect to the debt securities in any winding up or liquidation, the holder might not be entitled in those proceedings to a recovery in U.S. dollars and might be entitled only to a recovery in pounds sterling or any other lawful currency of the United Kingdom.

Additional Amounts

Unless the relevant prospectus supplement provides otherwise, amounts to be paid on any series of debt securities or under the guarantee will be made without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any United Kingdom political subdivision thereof or authority that has the power to tax (a “U.K. taxing jurisdiction”), unless such deduction or withholding is required by law. If at any time a U.K. taxing jurisdiction requires us or Lloyds Bank, as the case may be, to make such deduction or withholding, we, or Lloyds Bank, as the case may be, will pay additional amounts with respect to the principal of, interest and any other payments on, the debt securities (“Additional Amounts”) that are necessary in order that the net amounts paid to the holders of those debt securities, after the deduction or withholding, shall equal the amounts which would have been payable on that series of debt securities if the deduction or withholding had not been required. However, this will not apply to any such amount that would not have been payable or due but for the fact that:

·	the holder or the beneficial owner of the debt securities is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or physically present in, a U.K. taxing jurisdiction or otherwise having some connection with the U.K. taxing jurisdiction other than the holding or ownership of a debt security, or the collection of any payment of, or in respect of, principal of, or any interest or other payment on, any debt security of the relevant series or under the guarantee;

·	except in the case of a winding up in the United Kingdom, the relevant debt security is presented (where presentation is required) for payment in the United Kingdom;

·	the relevant debt security is presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to the Additional Amounts on presenting the debt security for payment at the close of that 30 day period;

·	the holder or the beneficial owner of the relevant debt security or the beneficial owner of any payment of or in respect of principal of, or any interest or other payment on, the debt security failed to comply with a request by us or Lloyds Bank, as applicable, the guarantor or our liquidator or other authorized person addressed to the holder to provide information concerning the nationality, residence or identity of the holder or the beneficial owner or to make any declaration or other similar claim to satisfy any requirement, which is required or imposed by a statute, treaty, regulation or administrative practice of a U.K. taxing jurisdiction as a precondition to exemption from all or part of the tax;

·	the withholding or deduction is imposed on a payment to or for the benefit of an individual and is required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such directive;

·	the relevant debt security is presented (where presentation is required) for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant debt security to another paying agent in a member state of the European Union; or

·	any combination of the above items,

nor shall Additional Amounts be paid with respect to the principal of, or any interest or other payment on, the debt securities or under the guarantee to any holder who is a fiduciary or partnership or settlor with respect to such fiduciary or a member of such partnership other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of any taxing jurisdiction to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts, had it been the holder.

Whenever we refer in this prospectus and any prospectus supplement, in any context, to the payment of the principal of or any interest or other payments on, or in respect of, any debt security of any series, we mean to include the payment of Additional Amounts to the extent that, in the context, Additional Amounts are, were or would be payable.

Redemption

Unless the relevant prospectus supplement provides otherwise and subject in the case of any subordinated debt securities to (i) having notified the PRA (being the successor regulator, as of April 1, 2013, to the United Kingdom Financial Services Authority for these purposes), of the intention to so redeem at least one month (or such other longer or shorter period as the PRA may then require or accept) prior to becoming committed to the proposed repayment and any necessary prior consent, notice or no objection, as applicable, having been received from the PRA, (ii) satisfying the PRA that after such repayment we or Lloyds Bank, as applicable, will be able to meet applicable capital resource requirements and have sufficient financial resources to meet applicable capital adequacy requirements, and (iii) such redemption being applicable only if, when and to the extent not prohibited by applicable capital adequacy banking regulations, we or Lloyds Bank, as applicable, will have the option to redeem the debt securities of any series, as a whole but not in part, upon not less than 30 nor more than 60 days’ notice to each holder of debt securities, on any payment date, at a redemption price equal to 100% of their principal amount together with any accrued but unpaid interest in the case of senior debt securities and any accrued but unpaid interest (including deferred interest in the case of subordinated debt securities), to the redemption date, or, in the case of discount securities, their accreted face amount, together with any accrued interest, if we or Lloyds Bank, as applicable, determine that as a result of a change in or amendment to the laws or regulations of a U.K. taxing jurisdiction, including any treaty to which it is a party, or a change in the application or interpretation of those laws or regulations, including a decision of any court or tribunal or any generally published pronouncement by any relevant tax authority which change, amendment or pronouncement becomes effective or applicable on or after the date of the applicable prospectus supplement and provided, in the case of subordinated debt securities, that the PRA is satisfied such change is material and was not reasonably foreseeable as at such date:

·	in making any payments on the particular series of debt securities or under the guarantee, we or Lloyds Bank have paid or will or would on the next payment date be required to pay Additional Amounts;

·	payments on the next payment date in respect of any of the series of debt securities would be treated as “a distribution” within the meaning of Chapter 2, Part 23 of the Corporation Tax Act 2010 of the United Kingdom, or any statutory modification or reenactment of such Act; or

·	on the next payment date we or Lloyds Bank would not be entitled to claim a deduction in respect of the payments in computing our U.K. taxation liabilities, or the value of the deduction to us or Lloyds Bank, as applicable, would be materially reduced.

In the case of redemption due to changes in tax laws, the relevant issuer shall be required, before giving a notice of redemption, to deliver to the trustee (i) an officer’s certificate confirming, in the case of senior debt securities, compliance with such provisions or, in the case of subordinated debt securities, that the PRA is satisfied such change as described above is material and was not reasonably foreseeable as at the relevant issue date and, in each case, stating that the relevant issuer is entitled to redeem the relevant securities, and (ii) a written legal opinion of independent United Kingdom counsel of recognized standing selected by the relevant issuer confirming that the relevant change in the application or interpretation of such laws or regulations has occurred and that the relevant issuer is entitled to exercise its right of redemption. In the case of subordinated debt securities, upon applicable capital adequacy banking regulations taking effect in the United Kingdom, any redemption due to such an event as described above shall only apply if, when and to the extent the ability to redeem in such circumstances would not result in the relevant subordinated debt securities failing or ceasing to qualify as Tier 2 Capital.

Unless the relevant prospectus supplement provides otherwise, and subject to (i) having notified the PRA of the intention to so redeem at least one month (or such other longer or shorter period as the PRA may then require or accept) prior to becoming committed to the proposed repayment and any necessary prior consent, notice or no objection, as applicable, having been received from the PRA, (ii) satisfying the PRA that after such repayment we or Lloyds Bank, as applicable, will be able to meet applicable capital resource requirements and have sufficient financial resources to meet applicable capital adequacy requirements, and (iii) such redemption being effected only if, when and to the extent not prohibited by applicable capital adequacy banking regulations, we or Lloyds Bank, as applicable, will have the option to redeem the subordinated debt securities, as a whole but not in part, upon not less than 30 nor more than 60 days’ notice, to each holder of such subordinated debt securities, at any time, at a redemption price equal to 100% of the principal amount, together with accrued but unpaid interest (including any deferred interest), if any, in respect of such series of subordinated debt securities to the date fixed for redemption (or, in the case of discount securities, the accreted face amount thereof, together with accrued interest, if any), if, immediately prior to the giving of the notice referred to above, the subordinated debt securities would, following consultation with the PRA and as a result of a change (or prospective future change which the PRA considers to be sufficiently certain) in the applicable capital adequacy banking regulations or in the official application or interpretation thereof becoming effective on or after the date of the relevant issue date, a series of subordinated debt securities is, or is likely to be, fully excluded from inclusion in the Tier 2 capital of the Company or Lloyds Bank, as applicable, other than as a result of any applicable limitation on the amount of such capital as applicable to the relevant issuer and provided the PRA is satisfied that such change or prospective change was not reasonably foreseeable by the relevant issuer as at the date of the relevant issue date, provided that, in the case of subordinated debt securities issued under the LBG subordinated debt indenture, we have satisfied the trustee through the delivery of an officer’s certificate that an event as described above has occurred and is continuing, and provided further that upon applicable capital adequacy banking regulations taking effect in the United Kingdom, any redemption due to such an event as described above shall only apply if, when and to the extent the ability to redeem in such circumstances would not result in the relevant subordinated debt securities failing or ceasing to qualify as Tier 2 Capital.

The relevant prospectus supplement will specify whether or not the relevant issuer may redeem the debt securities of any series, in whole or in part, at its option, in any other circumstances and, if so, the prices and any premium at which and the dates on which it may do so. Any notice of redemption of debt securities of any series will state, among other items:

·	the redemption date;

·	the amount of debt securities to be redeemed if less than all of the series is to be redeemed;

·	the redemption price;

·	that the redemption price will become due and payable on the redemption date and, if applicable, that interest will cease to accrue on such date;

·	the place or places at which each holder may obtain payment of the redemption price; and

·	the CUSIP, Common Code and/or ISIN number or numbers, if any, with respect to the debt securities being redeemed.

In the case of a partial redemption, the trustee shall select the debt securities to be redeemed in any manner which it deems fair and appropriate, and consistent with the rules and procedures of the applicable clearing systems.

We, Lloyds Bank or any of our respective subsidiaries may at any time and from time to time purchase debt securities of any series in the open market or by tender (available to each holder of debt securities of the relevant series) or by private agreement, if applicable law permits. Any debt securities of any series that we or Lloyds Bank purchase beneficially for our or their respective account, other than in connection with dealing in securities, will be treated as cancelled and will no longer be issued and outstanding.

Under existing PRA requirements, neither we nor Lloyds Bank may make any redemption or repurchase of any subordinated debt securities beneficially for our own respective accounts, other than a repurchase in connection with dealing in securities, unless prior notice to the PRA is given and the PRA has not objected. The PRA (or any successor thereto) may impose conditions on any redemption or repurchase.

Modification and Waiver

We, Lloyds Bank and the trustee may make certain modifications and amendments to the applicable indenture with respect to any series of debt securities without the consent of the holders of the debt securities. Other modifications and amendments may be made to the indenture with the consent of the holder or holders of not less than a majority, or in the case of subordinated debt securities, two-thirds, in aggregate outstanding principal amount of the debt securities of the series outstanding under the indenture that are affected by the modification or amendment, voting as one class. However, no modifications or amendments may be made without the consent of the holder of each debt security affected that would:

·	change the stated maturity of the principal amount of any debt security;

·	reduce the principal amount of, the interest rates, or any premium payable upon the redemption of, or the payments with respect to, any debt security;

·	change any obligation to pay Additional Amounts;

·	change the currency of payment;

·	impair the right to institute suit for the enforcement of any payment due and payable;

·	reduce the percentage in aggregate principal amount of outstanding debt securities of the series necessary to modify or amend the indenture or to waive compliance with certain provisions of the indenture and any Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default (as such terms are defined below);

·	the subordination provisions or the terms of our obligations or Lloyds Bank’s obligations in respect of the due and punctual payment of the amounts due and payable on the debt securities in a manner adverse to the holders; or

·	modify the above requirements.

In addition, material variations in the terms and conditions of subordinated debt securities of any series, including modifications relating to redemption, a Subordinated Debt Security Event of Default or a Subordinated Debt Security Default (as such terms are defined below), may require the non-objection from, or consent of, the PRA.

Events of Default; Default; Limitation of Remedies

Senior Debt Security Event of Default

Unless the relevant prospectus supplement provides otherwise, a “Senior Debt Security Event of Default” with respect to any series of senior debt securities shall result if:

·	LBG or Lloyds Bank does not pay any principal or interest on any senior debt securities of that series within 14 days from the due date for payment and the principal or interest has not been duly paid within 14 days following written notice from the trustee or from holders of 25% in outstanding principal amount of the senior debt securities of that series to us requiring the payment to be made. It shall not, however, be a Senior Debt Security Event of Default if during the 14 days after the notice, LBG or Lloyds Bank delivers a written opinion of legal advisors, who may be an employee of, or legal advisors for, LBG or Lloyds Bank or other legal advisors acceptable to the trustee (“Opinion of Counsel”) to the trustee concluding that such sums were not paid in order to comply with a law, regulation or order of any court of competent jurisdiction. It shall not be a Senior Debt Security Event of Default if LBG or Lloyds Bank delivers such an Opinion of Counsel to the trustee and the trustee shall be entitled to rely on such opinion. The foregoing shall not otherwise be deemed to impair the right of any holder to receive payment of the principal of and interest on any such security or to institute suit for the enforcement of any such payment; or

·	LBG or Lloyds Bank breaches any covenant or warranty of the senior debt indenture (other than as stated above with respect to payments when due) and that breach has not been remedied within 60 days of receipt of a written notice from the trustee certifying that in its opinion the breach is materially prejudicial to the interests of the holders of the senior debt securities of that series and requiring the breach to be remedied or from holders of at least 25% in outstanding principal amount of the senior debt securities of that series requiring the breach to be remedied; or

·	either a court of competent jurisdiction issues an order which is not successfully appealed within 30 days, or an effective shareholders’ resolution is validly adopted, for the winding-up of LBG or Lloyds Bank (other than under or in connection with a scheme of reconstruction, merger or amalgamation not involving bankruptcy or insolvency).

If a Senior Debt Security Event of Default occurs and is continuing, the trustee or the holders of at least 25% in outstanding principal amount of the senior debt securities of that series may at their discretion declare the senior debt securities of that series to be due and repayable immediately (and the senior debt securities of that series shall thereby become due and repayable) at their outstanding principal amount (or at such other repayment amount as may be specified in or determined in accordance with the relevant prospectus supplement) together with accrued interest, if any, as provided in the prospectus supplement. The trustee may at its discretion and without further notice institute such proceedings as it may think suitable, against LBG or Lloyds Bank to enforce payment. Subject to the indenture provisions for the indemnification of the trustee, the holder(s) of a majority in aggregate principal amount of the outstanding senior debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series. However, this direction must not be in conflict with any rule of law or the senior debt indenture, and must not be unjustly prejudicial to the holder(s) of any senior debt securities of that series not taking part in the direction, and not expose the trustee to undue risk. The trustee may also take any other action, consistent with the direction, that it deems proper.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the senior debt securities.

By accepting a senior debt security, each holder will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the senior debt securities or the applicable indenture that they might otherwise have against LBG or Lloyds Bank, whether before or during the winding up of LBG or Lloyds Bank, as applicable.

Subordinated Debt Security Events of Default

Unless the relevant prospectus supplement provides otherwise, a “Subordinated Debt Security Event of Default” of LBG or Lloyds Bank with respect to any issued series of subordinated debt security shall result if:

·	a court of competent jurisdiction makes an order which is not successfully appealed within 30 days; or

·	an effective shareholders’ resolution is validly adopted for the winding-up of LBG or Lloyds Bank, as applicable, other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency.

If a Subordinated Debt Security Event of Default occurs and is continuing, the trustee or the holder or holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities of each series may declare to be due and payable immediately in accordance with the terms of the indenture the principal amount of, and any accrued but unpaid payments (or, in the case of discount securities, the accreted face amount, together with any accrued interest), including any deferred interest, on the subordinated debt securities of the series. However, after this declaration but before the trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of the series may rescind the declaration of acceleration and its consequences, but only if all Subordinated Debt Security Events of Default have been remedied and all payments due, other than those due as a result of acceleration, have been made.

Unless the relevant prospectus supplement provides otherwise, a “Subordinated Debt Security Event of Default” of LBG with respect to the guarantees of any series of subordinated debt security issued by Lloyds Bank shall result if:

·	a court of competent jurisdiction makes an order which is not successfully appealed within 30 days; or

·	an effective shareholders’ resolution is validly adopted for the winding-up of LBG, other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency.

If a Subordinated Debt Security Event of Default of LBG in respect of the guarantee occurs and is continuing, the trustee or the holder or holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities of each series may deem to be due and payable by LBG or Lloyds Bank immediately in accordance with the terms of the indenture, for the purposes of the guarantee only (whether or not a Subordinated Debt Security Event of Default of Lloyds Bank has occurred), the principal amount of, and any accrued but unpaid payments (or, in the case of discount securities, the accreted face amount, together with any accrued interest), including any deferred interest, on the subordinated debt securities of the series. However, after this declaration but before the trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of the series may rescind the declaration of acceleration and its consequences, but only if all Subordinated Debt Security Events of Default of LBG in respect of the guarantee have been remedied and all payments due, other than those due as a result of acceleration, have been made.

Subordinated Debt Security Defaults

In addition to Subordinated Debt Security Events of Default, the subordinated debt indentures also separately provide for Subordinated Debt Security Defaults. Unless the relevant prospectus supplement provides otherwise, it shall be a “Subordinated Debt Security Default” with respect to any series of subordinated debt securities if:

·	any installment of interest upon any subordinated debt security of that series is not paid on or before its deferred payment date or such other date specified for its payment in the subordinated debt indentures and such failure continues for 14 days; or

·	all or any part of the principal of any subordinated debt security of that series is not paid on its deferred payment date, or when it otherwise becomes due and payable, whether upon redemption or otherwise, and such failure continues for seven days.

If a Subordinated Debt Security Default occurs and is continuing, the trustee may commence a proceeding in England and Scotland (but not elsewhere) for the winding-up of LBG or Lloyds Bank, as applicable.

However, a failure to make any payment on a series of subordinated debt securities shall not be a Subordinated Debt Security Default if it is withheld or refused in order to comply with any applicable fiscal or other law or regulation or order of any court of competent jurisdiction and LBG or Lloyds Bank delivers an Opinion of Counsel to the trustee with that conclusion, at any time before the expiry of the applicable 14 day or seven day period by independent legal advisers.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the subordinated debt securities.

By accepting a subordinated debt security, each holder and the trustee will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the subordinated debt securities or the applicable indenture (or between obligations which LBG or Lloyds Bank may have under or in respect of any subordinated debt security and any liability owed by a holder or the trustee to LBG or Lloyds Bank, as applicable) that they might otherwise have against LBG or Lloyds Bank, whether before or during such winding up.

Events of Default and Defaults–General

The holder or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may waive any past Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default with respect to the series, except a Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default, in respect of the payment of interest, if any, or principal of (or premium, if any) or payments on any debt security or a covenant or provision of the applicable indenture which cannot be modified or amended without the consent of each holder of debt securities of such series.

Subject to certain exceptions, such as in the case of a payment default, the trustee may, without the consent of the holders, waive or authorize a Senior Debt Security Event of Default if, in the opinion of the trustee, the Senior Debt Security Event of Default would not be materially prejudicial to the interests of the holders.

Subject to the provisions of the applicable indenture relating to the duties of the trustee, if a Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default occurs and is continuing with respect to the debt securities of any series, the trustee will be under no obligation to any holder or holders of the debt securities of the series, unless they have offered reasonable indemnity to the trustee. Subject to the indenture provisions for the indemnification of the trustee, the holder or holders of a majority in aggregate principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series, if the direction is not in conflict with any rule of law or with the applicable indenture and does not expose the trustee to undue risk and the action would not be unjustly prejudicial to the holder or holders of any debt securities of any series not taking part in that direction. The trustee may take any other action that it deems proper which is not inconsistent with that direction.

The indentures provide that the trustee will, within 90 days after the occurrence of a Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default with respect to the debt securities of any series, give to each holder of the debt securities of the affected series notice of the Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default known to it, unless the Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default, has been cured or waived. However, the trustee shall be protected in withholding notice if it determines in good faith that withholding notice is in the interest of the holders.

We are required to furnish to the trustee a statement as to our compliance with all conditions and covenants under the indenture (i) annually, and (ii) within five Business Days of a written request from the trustee.

Consolidation, Merger and Sale of Assets; Assumption

We or Lloyds Bank may, without the consent of the holders of any of the debt securities, consolidate with, merge into or transfer or lease our assets substantially as an entirety to any person, provided that any successor corporation formed by any consolidation or amalgamation, or any transferee or lessee of our assets, is a company organized under the laws of any part of the United Kingdom that assumes, by a supplemental indenture, the obligations of LBG or Lloyds Bank on the debt securities or, if applicable, LBG’s obligations under the guarantees of any securities issued by Lloyds Bank, and under the applicable indenture, immediately after giving effect to such transaction, no event of default shall have occurred and be continuing, and we or Lloyds Bank, as applicable, procure the delivery of a customary officer’s certificate and legal opinion providing that the conditions precedent to the transaction have been complied with.

Subject to applicable law and regulation, any of the wholly-owned subsidiaries of LBG or Lloyds Bank, as applicable, may assume the obligations under the debt securities of any series without the consent of any holder, provided that we or Lloyds Bank, as applicable, unconditionally guarantee, which, in the case of subordinated debt securities shall be on a subordinated basis in substantially the manner described above, the obligations of the subsidiary under the debt securities of that series. In such case, all of the direct obligations under the debt securities of the series and the applicable indenture shall immediately be discharged. Any Additional Amounts under the debt securities of the series will be payable in respect of taxes imposed by the jurisdiction in which the assuming subsidiary is incorporated, subject to exceptions equivalent to those that apply to any obligation to pay Additional Amounts, substituting the jurisdiction in which the assuming subsidiary is incorporated for “U.K. taxing jurisdiction”. However, if we or Lloyds Bank make payment under such guarantee, we or Lloyds Bank, as the case may be, shall be required to pay Additional Amounts related to taxes, subject to the exceptions described under the heading “—Additional Amounts” above, imposed by any U.K. taxing jurisdiction by reason of the guarantee payment. The subsidiary that assumes the obligations will also be entitled to redeem the debt securities of the relevant series in the circumstances described in “—Redemption” above with respect to any change or amendment to, or change in the application or official interpretation of, the laws or regulations (including any treaty) of the assuming subsidiary’s jurisdiction of incorporation which occurs after the date of the assumption.

An assumption of our obligations under the debt securities of any series might be deemed for U.S. federal income tax purposes to be an exchange of those debt securities for new debt securities by each beneficial owner, resulting in a recognition of taxable gain or loss for those purposes and possibly certain other adverse tax consequences. You should consult your tax advisor regarding the U.S. federal, state and local income tax consequences of an assumption.

Governing Law

The debt securities and the indentures will be governed by and construed in accordance with the laws of the State of New York and the Trust Indenture Act of 1939, as amended (“TIA”), one of the U.S. Securities laws, except that, as the indentures specify, (i) the subordination provisions relating to each series of debt securities issued by Lloyds Bank in the relevant indenture will be governed and construed in accordance with the laws of England and the subordination provisions relating to the guarantees endorsed on each such series of debt securities in the indentures will be governed and construed in accordance with the laws of Scotland and (ii) the subordination provisions relating to each series of debt securities issued by LBG in the relevant indenture will be governed and construed in accordance with the laws of Scotland.

Notices

All notices to holders of registered debt securities shall be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the registers maintained by the trustee.

The Trustee

The Bank of New York Mellon, acting through its London Branch, One Canada Square, London E14 5AL, is the trustee under the indentures. The trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the TIA. Subject to the provisions of the TIA, the trustee is under no obligation to exercise any of the powers vested in it by the indentures at the request of any holder of notes, unless offered reasonable indemnity or security deemed satisfactory to the trustee in its sole discretion, by the holder against the costs, expense and liabilities which might be incurred thereby. We, Lloyds Bank and certain members of the Group maintain deposit accounts and conduct other banking transactions with The Bank of New York Mellon in the ordinary course of our business. The Bank of New York Mellon under a nominee name is also the book-entry depositary with respect to certain of our or LBG’s debt securities and the depositary with respect to the ADSs representing certain of LBG’s preference shares.

Consent to Service of Process

Under the indentures, we and Lloyds Bank irrevocably designate our Chief U.S. Counsel, Lloyds TSB Bank plc (or any successor thereto), currently of 1095 Avenue of the Americas, 34th Floor, New York, NY 10036, as the authorized agent for service of process in any legal action or proceeding arising out of or relating to the indentures or any debt securities brought in any federal or state court in the Borough of Manhattan, in The City of New York, New York and we and Lloyds Bank irrevocably submit to the jurisdiction of those courts.

DESCRIPTION OF PREFERENCE SHARES

The following is a summary of the general terms of the preference shares of any class we may issue under this registration statement. Each time we issue preference shares we will prepare a prospectus supplement, which you should read carefully. The prospectus supplement relating to a class of preference shares will summarize the terms of the preference shares of the particular class. Those terms will be set out in the resolutions establishing the class that our board of directors (the “board of directors”) adopts, and may be different from those summarized below. If so, the applicable prospectus supplement will state that, and the description of the preference shares of that class contained in the prospectus supplement will apply.

This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, our Articles of Association and the resolutions of the board of directors. You should read our Articles of Association, which we have filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. You should also read the summary of the general terms of the deposit agreement under which American Depositary Shares that may represent preference shares may be issued, under the heading “Description of American Depositary Shares”.

General

Under our Articles of Association, the board of directors is empowered to provide for the issuance of U.S. dollar-denominated preference shares, in one or more classes.

The resolutions providing for their issue, adopted by the board of directors, will set forth the dividend rights, liquidation value per share, redemption provisions, voting rights, other rights, preferences, privileges, limitations and restrictions of the preference shares.

The preference shares of any class will be U.S. dollar-denominated in terms of nominal value, dividend rights and liquidation value per share. They will, when issued, be fully paid and non-assessable and, as such, will not be subject to a call for any additional payment. For each preference share issued, an amount equal to its nominal value will be credited to our issued share capital account and an amount equal to the difference between its issue price and its nominal value will be credited to our share premium account. Unless the applicable prospectus supplement specifies otherwise, the preference shares will have a nominal value of $0.25 per share. The preference shares of a class deposited under the deposit agreement referred to in the section “Description of American Depositary Shares” will be represented by ADSs of a corresponding class, which may be evidenced by ADRs of the class. The preference shares of these classes may only be withdrawn from deposit in registered form. See “Description of American Depositary Shares”.

The board of directors may only provide for the issuance of preference shares of any class if a resolution of our shareholders has authorized the allotment, or granted general authority to the board of directors to allot shares.

The preference shares of any class will have the dividend rights, rights upon liquidation, redemption provisions and voting rights described below, unless the applicable prospectus supplement provides otherwise. You should read the prospectus supplement for the specific terms of any class, including:

·	the number of shares offered, the number of shares offered in the form of ADSs (as defined under “Description of American Depositary Shares”) and the number of preference shares represented by each ADS;

·	the public offering price of the class;

·	the liquidation value per share of that class;

·	the dividend rate, or the method of calculating it;

·	the place where we will pay dividends;

·	the dates on which dividends will be payable;

·	voting rights of that class of preference shares, if any;

·	restrictions applicable to the sale and delivery of the preference shares;

·	whether and under what circumstances we will pay additional amounts on the preference shares in the event of certain developments with respect to tax laws;

·	any redemption, conversion or exchange provisions;

·	whether the shares will be issued as units with shares of a related class;

·	any listing on a securities exchange; and

·	any other rights, preferences, privileges, limitations and restrictions relating to the class.

The applicable prospectus supplement will also describe material U.S. and U.K. tax considerations that apply to any particular class of preference shares.

Title to preference shares of a class in registered form will pass by transfer and registration on the register that the registrar shall keep at its office in the United Kingdom. For more information on the registration, see “—Registrar and Paying Agent” below. The registrar will not charge for the registration of transfer, but the person requesting it will be liable for any taxes, stamp duties or other governmental charges. Preference shares of a class may also be issued as share warrants to bearer.

Unless the applicable prospectus supplement specifies otherwise, the preference shares of each class will rank equally as to participation in our assets on liquidation with the preference shares of each other class.

Dividend Rights

The holders of the preference shares will be entitled to receive cash dividends on the dates and at the rates as described in the applicable prospectus supplement out of our “distributable profits” only when, as and if and to the extent the dividends are declared by the board of directors or an authorized committee of the board of directors (the “committee”). The U.K. Companies Act 2006 defines “distributable profits” as, in general terms, and subject to adjustment, accumulated realized profits less accumulated realized losses. Except as provided in this prospectus and in the applicable prospectus supplement, holders of preference shares will have no right to participate in our profits.

Dividends on the preference shares of any class will be non-cumulative. The board of directors or the committee may resolve, for any reason and in its absolute discretion (save as may be provided in the applicable prospectus supplement), not to declare or pay in full or in part any dividends on the preference shares in respect of one or more dividend periods. If the board of directors or the committee does not declare or pay a dividend or any part of a dividend when due on a dividend payment date in respect of the preference shares of a class, then the holders of preference shares of the applicable class will have no claim in respect of the non-payment. We will have no obligation to pay the dividend for that dividend period or to pay any interest on the dividend, whether or not dividends on the preference shares of that class or any other class of our preference shares are declared for any subsequent dividend period.

Except as provided in the applicable prospectus supplement, unless full dividends on all outstanding preference shares of a class have been paid for the most recently completed dividend period, no dividends will be declared or paid or set apart for payment, or other distribution made, upon our ordinary shares or other shares ranking below the preference shares of the class for a period specified in the applicable prospectus supplement. In addition, if full dividends on all outstanding preference shares of a class have been paid as a result only of the exercise of the discretion of the board of directors or the committee, as provided above, we will not redeem, cancel, reduce, repurchase or otherwise acquire for consideration any of our ordinary shares or other shares ranking below the preference shares of the class for a period specified in the applicable prospectus supplement. For preference shares of any class bearing dividends at a fixed rate, we will compute the amount of dividends payable on the preference shares of any class for each dividend period based upon the liquidation value per share of the preference shares of the class by annualizing the applicable dividend rate and dividing by the number of dividend periods in a year. However, we will compute the amount of such dividends payable for any dividend period shorter than a full dividend period on the basis of a 360-day year divided into twelve months of 30 days each and, in the case of an incomplete month, on the basis of the actual number of days elapsed.

In the case of preference shares in registered form, we will pay the dividends declared on the preference shares of a class to the record holders as they appear on the register on the record dates. Payments in relation to any amount payable in respect of a class of preference shares in bearer form held by the ADR depositary will be made to, or to the order of, such ADR depositary or its nominee, as the holder of the relevant global preference shares.

Rights Upon Liquidation

If there is a return of capital or distribution of assets whether or not on a winding up (but other than a redemption or purchase by us of any of our share capital permitted by our Articles of Association and under applicable law), the holders of the outstanding preference shares of a class will rank in the application of our assets available to shareholders: (1) equally in all respects with holders of the most senior class of preference shares and any other class of our shares in issue or which may be issued by us which are expressed to rank equally with the preference shares, and (2) in priority to the holders of any other share capital of ours (including junior share capital).

Subject to such ranking, in such event holders of the preference shares of a class will be entitled to receive liquidating distributions as set forth below.

Liquidating distributions will unless the applicable prospectus supplement provides otherwise:

·	come from our surplus assets remaining after payment of our prior ranking liabilities; and

·	be a sum equal to the aggregate of (i) the liquidation value per preference share of a class; (ii) the amount of any dividend which is due for payment on the preference shares of a class on or after the date of commencement of the winding up or other return of capital but which is payable in respect of a period ending on or before such date; and (iii) the proportion of any dividend (whether or not declared or earned) that would otherwise be payable and is not otherwise paid in respect of any period that begins before, but ends after, the date of commencement of the winding-up or other return of capital and which is attributable to the part of the period that ends on such date.

In respect of any such dividend, the amount of dividend accruing in respect of any such period will be calculated on the same basis as is applicable to calculation of a dividend accruing on the then-relevant basis.

If, upon any return of capital or distribution of assets, the amounts available for payment are insufficient to cover the amounts payable in full on the preference shares of a class and any parity securities, holders of the preference shares of a class and holders of such parity securities will share pro rata in the distribution of our surplus assets (if any) in proportion to the full amounts to which they are respectively entitled.

After payment of the full amount of the liquidating distribution to which they are entitled, the holders of the preference shares of a class will have no claim on any of our remaining assets and will not be entitled to any further participation in the return of capital. If there is a sale of all or substantially all of our assets, the distribution to our shareholders of all or substantially all of the consideration for the sale, unless the consideration, apart from assumption of liabilities, or the net proceeds consists entirely of cash, will not be deemed a return of capital in respect of our liquidation, dissolution or winding-up.

Redemption

Subject to our Articles of Association (including the restrictions described above under “Dividend Rights”), to the provisions of the U.K. Companies Act 2006 and all other laws and regulations applying to us and any applicable regulatory consents, unless the applicable prospectus supplement specifies otherwise, we may redeem the preference shares of each class, at our option, in whole or in part, at any time and from time to time on the dates, in accordance with the notice periods and at the redemption prices and on all other terms and conditions as set forth in the applicable prospectus supplement.

If fewer than all of the outstanding preference shares of a class are to be redeemed, they will be drawn in accordance with prevailing standard operating procedures of the clearing system in which they are primarily settled. If the preference shares are in definitive form, we will select by lot, in the presence of our independent auditors, which particular preference shares will be redeemed.

If we redeem preference shares of a class, we will mail a redemption notice to each record holder of preference shares to be redeemed between 30 and 60 days (or any other period specified in the applicable prospectus supplement) before the redemption date. Each redemption notice will specify:

·	the redemption date;

·	the particular preference shares of the class to be redeemed;

·	the redemption price, specifying the included amount of accrued and unpaid dividends;

·	that any dividends will cease to accrue upon the redemption of the preference shares; and

·	the place or places where holders may surrender documents of title and obtain payment of the redemption price.

No defect in the redemption notice or in the giving of notice will affect the validity of the redemption proceedings.

If any date on which a redemption payment on the preference shares is to be made is not a business day, then payment of the redemption price payable on that date will be made on the next business day, without any interest or other payment in respect of the delay. If payment of the redemption price is improperly withheld or refused, dividends on the preference shares will continue to accrue at the then applicable rate, from the redemption date to the date of payment of the redemption price.

Subject to our Articles of Association and applicable law, including U.S. securities laws, we may purchase outstanding preference shares of any class by tender, in the open market or by private agreement, in each case upon the terms and conditions that the board of directors or the committee shall determine. We will not be required to select the preference shares to be purchased rateably or in any particular manner as between the shares of that class or as between them and the holders of shares of any other class. Any such preference shares purchased by or on behalf of us may be held, reissued, resold or, at our option, cancelled.

Under existing PRA requirements, we may not redeem or purchase any preference shares unless we give prior notice of any such redemption or purchase to the PRA and the PRA has not objected. The PRA may impose conditions on any redemption or repurchase.

The holders of the preference shares may not redeem the preference shares of any class, in whole or in part, at any time.

Substitution

Subject to our Articles of Association, to the U.K. Companies Act 2006 and all other laws and regulations applicable to us and any applicable regulatory consents, we may substitute the preference shares in whole, but not in part, with qualifying non-innovative tier 1 securities, as defined and described in the applicable prospectus supplement, on any date specified in the applicable prospectus supplement, without any requirement for consent or approval of the holders of the preference shares.

Voting Rights

The holders of the preference shares of any class will not be entitled to receive notice of, attend or vote at any general meeting of our shareholders except as provided below or in the applicable prospectus supplement.

If any resolution is proposed for adoption by our shareholders varying or abrogating any of the rights attaching to the preference shares of a particular class or proposing that we be wound up, liquidated or dissolved, the holders of the outstanding preference shares will be entitled to receive notice of and to attend the general meeting of shareholders at which the resolution is to be proposed and will be entitled to speak and vote on that resolution, but not on any other resolution.

In addition, if, before any general meeting of shareholders, we have failed to pay in full the dividend payable on the preference shares of a particular class on the dividend payment date immediately preceding the date of such general meeting, the holders of the preference shares of that class shall be entitled to receive notice of, attend, speak and vote at that meeting on all matters. In these circumstances only, the rights to vote of the holders of preference shares of that class shall continue until we have resumed the payment in full of dividends on the preference shares of that class.

Whenever holders of preference shares are entitled to vote at a general meeting of shareholders, on a show of hands each holder present in person shall have one vote and on a poll each holder present in person or by proxy shall have the number of votes for each preference share of the relevant class that the board of directors determines, as specified in the applicable prospectus supplement.

In addition, the holders of any class of preference shares may have the right to vote separately as a class in certain circumstances, as described below under the heading “—Variation of Rights”.

Variation of Rights

If applicable law permits, the rights, preferences and privileges attached to any class of preference shares may be varied or abrogated only with the written consent of the holders of at least 75% in nominal value of the outstanding preference shares of that class or with the sanction of an extraordinary resolution passed at a separate general meeting of the holders of the outstanding preference shares of that class. An extraordinary resolution will be adopted if passed by a majority of at least 75% of those holders voting in person or by proxy at the meeting. The quorum required for any such class meeting will be two persons holding or representing by proxy at least one-third in nominal amount of the outstanding preference shares of the particular class affected, except that if at any adjourned meeting where this quorum requirement is not met, any holder present in person or by proxy will constitute a quorum.

The written consent of the holders of 75% in nominal value of the outstanding preference shares of a particular class or the sanction of an extraordinary resolution passed at a separate class meeting of holders of the outstanding preference shares of the class will be required if our directors propose to authorize, create or increase the amount of any shares of any class or any security convertible into shares of any class ranking as regards rights to participate in our profits or assets, in priority to the class of preference shares.

If we have paid the most recent dividend payable on the preference shares of a particular class in full, the rights attached to that class will not be deemed to be varied by the creation or issue of any further class of non-cumulative preference shares or of any other further shares ranking equally as regards participation in our profits or assets with or junior to the preference shares of that class, whether carrying identical rights or different rights in any respect, including as to dividend, premium on a return of capital, redemption or conversion or denominated in dollars or any other currency.

Notices of Meetings

A notice of any meeting at which holders of preference shares of a particular class are entitled to vote will be mailed to each record holder of preference shares of that class. Each notice will state:

·	the date of the meeting;

·	a description of any resolution to be proposed for adoption at the meeting on which those holders are entitled to vote; and

·	instructions for the delivery of proxies.

A holder of preference shares of any class in registered form who is not registered with an address in the United Kingdom and who has not supplied an address within the United Kingdom to us for the purpose of notices is not entitled to receive notices of meetings from us. For a description of notices that we will give to the ADR depositary and that the ADR depositary will give to ADR holders, you should read “Description of American Depositary Shares—Reports and Notices” and “Where You Can Find More Information”.

Registrar and Paying Agent

Our company secretarial department will maintain the register and we will act as paying agent for the preference shares of each class.

We reserve the right at any time to appoint an additional or successor registrar or paying agent. Notice of any change of registrar or paying agent will be given to holders of the preference shares.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

The following is a summary of the general terms and provisions of the deposit agreement under which the Depositary will deliver the American Depositary Shares (“ADSs”). The deposit agreement is among us, The Bank of New York Mellon, as Depositary, and all registered holders and beneficial owners from time to time of ADSs issued under it. This summary does not purport to be complete. You should read the deposit agreement, which we have filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. You may also read the deposit agreement at the corporate trust offices of The Bank of New York Mellon in The City of New York and the offices of the Custodian in London. The principal executive office of the Depositary is currently located at One Wall Street, New York, NY 10286 and its corporate trust office is currently located at 101 Barclay Street, New York, NY 10286. The Depositary was incorporated pursuant to a special act of the New York State legislature passed on April 19, 1871. The Depositary now operates as a banking corporation under the New York State Banking Law.

American Depositary Shares

The Bank of New York Mellon, as Depositary, will register and deliver ADSs pursuant to the deposit agreement. Each ADS will represent one preference share, or evidence of the right to receive one preference share, deposited with the Custodian and registered in the name of the Depositary or its nominee (such preference shares, together with any additional preference shares at any time deposited or deemed deposited under the deposit agreement and any other securities, cash or other property received by the Depositary or the Custodian in respect of such preference shares, the “Deposited Securities”).

ADSs can be held either (A) directly (i) by having an American Depositary Receipt (“ADR”), which is a certificate evidencing a specific number of ADSs, registered in the holder’s name, or (ii) by having ADSs registered in the owner’s name in the Direct Registration System (“DRS”), or (B) indirectly by holding a security entitlement in ADSs through a broker or other financial institution. A direct holder of an ADS is an ADS registered holder. This description assumes that each holder is an ADS registered holder. Indirect holders of ADSs must rely on the procedures of a broker or other financial institution to assert the rights of ADS registered holders described in this section, and such holders should consult with their broker or financial institution to find out what those procedures are.

The DRS is a system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements sent by the depositary to the registered holders of uncertificated ADSs. See “—Direct Registration System” below.

We will not treat holders of ADSs as our shareholders and holders of ADSs will not have shareholder rights. Scottish law governs shareholder rights. The Depositary will be the holder of the preference shares represented by each investor’s ADSs. As a registered holder of ADSs, each investor will have ADS registered holder rights as set forth in the deposit agreement. The deposit agreement also sets forth the rights and obligations of us and of the Depositary. New York law governs the deposit agreement and the ADSs.

In this section, the term “deliver”, or its noun form, when used with respect to ADSs, shall mean (A) book-entry transfer of ADSs to an account at The Depository Trust Company, or its successor, designated by the person entitled to such delivery, (B) registration of ADSs not evidenced by an ADR on the books of the Depositary in the name requested by the person entitled to such delivery and mailing to that person of a statement confirming that registration or (C) if requested by the person entitled to such delivery, delivery at the corporate trust office of the Depositary to the person entitled to such delivery of one or more ADRs evidencing ADSs registered in the name requested by that person. The term “surrender”, when used with respect to ADSs, shall mean (A) one or more book-entry transfers of ADSs to the DTC account of the Depositary, (B) delivery to the Depositary at its corporate trust office of an instruction to surrender ADSs not evidenced by an ADR or (C) surrender to the Depositary at its corporate trust office of one or more ADRs evidencing ADSs.

Deposit and Withdrawal

The Depositary has agreed, subject to the terms and conditions of the deposit agreement, that upon delivery to the Custodian of preference shares (or evidence of rights to receive preference shares) in a form satisfactory to the Custodian, the Depositary will, upon payment of the fees, charges and taxes provided in the deposit agreement, deliver to, or upon the written order of, the person or persons named in the notice of the Custodian delivered to the Depositary or requested by the person depositing such shares with the Depositary, the number of ADSs issuable in respect of such deposit.

Upon surrender at the corporate trust office of the Depositary of ADSs for the purpose of withdrawal of the Deposited Securities represented thereby, and upon payment of the fees, governmental charges and taxes provided in the deposit agreement, and subject to the terms and conditions of the deposit agreement, our Articles of Association and the Deposited Securities, the holder of such ADSs will be entitled to delivery, to him or upon his order, as permitted by applicable law, of the amount of Deposited Securities at the time represented by such ADSs. The forwarding of share certificates, other securities, property, cash and other documents of title for such delivery will be at the risk and expense of the holder.

An ADR holder may surrender its ADR to the Depositary for the purpose of exchanging its ADR for uncertificated ADSs. The Depositary will cancel that ADR and will send the ADS registered holder a statement confirming that the ADS registered holder is the registered holder of uncertificated ADSs. Alternatively, upon receipt of the Depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the Depositary will execute and deliver to the ADS registered holder an ADR evidencing those ADSs.

Preference shares that the Depositary believes have been withdrawn from a restricted depositary receipt facility established or maintained by a depositary bank (including any such other facility maintained by the Depositary) may be accepted for deposit only if those preference shares are not “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, and the Depositary may, as a condition of accepting those preference shares for deposit, require the person depositing those preference shares to provide the Depositary with a certificate to the foregoing effect.

Dividends and Other Distributions

The Depositary will distribute all cash dividends or other cash distributions that it receives in respect of deposited preference shares to the holders of the ADSs, after payment of any charges and fees provided for in the deposit agreement in proportion to their holdings of ADSs. The cash amount distributed will be reduced by any amounts that the Depositary must withhold on account of taxes.

If we make a non-cash distribution in respect of any deposited preference shares, the Depositary will distribute the property it receives to holders of the ADSs, after deduction or upon payment of any taxes, charges and fees provided for in the deposit agreement, in proportion to their holdings of ADSs. If a distribution that we make in respect of deposited preference shares consists of a dividend in, or free distribution of, preference shares, the Depositary may, and will, if we request, distribute to holders of the ADSs, in proportion to their holdings of ADSs, additional ADSs representing the amount of preference shares received as such dividend or free distribution. If the Depositary does not distribute additional ADSs, each ADS will from then forward also represent its proportional share of the additional preference shares distributed in respect of the deposited preference shares before the dividend or free distribution.

If the Depositary determines that any distribution of property, other than cash or preference shares, cannot be made proportionately among ADS holders or if for any other reason, including any requirement that we or the Depositary withhold an amount on account of taxes or other governmental charges, the Depositary deems that such a distribution is not feasible, the Depositary may dispose of all or part of the property in any manner, including by public or private sale, that it deems equitable and practicable. The Depositary will then distribute the net proceeds of any such sale (net of any fees and expenses of the Depositary provided for in the deposit agreement) to ADS holders as in the case of a distribution received in cash.

Redemption

If the Depositary receives notice of redemption of Deposited Securities, it will surrender those Deposited Securities on the redemption date and call for surrender of a corresponding number of ADSs. Upon surrenders of the ADSs called for surrender, the Depositary will deliver the proceeds of the redeemed Deposited Securities as described above under “—Deposit and Withdrawal”.

Record Date

Whenever any cash dividend or other cash distribution becomes payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the deposited preference shares, or whenever the Depositary causes a change in the number of preference shares represented by each ADS or receives notice of any meeting of holders of preference shares, the Depositary will fix a record date, which shall be as close as possible to the corresponding record date set by us, for the determination of the ADS holders who are entitled to receive the dividend distribution, distribution of rights or the net proceeds of the sale of preference shares as the case may be, or to give instructions for the exercise of voting rights at the meeting, subject to the provisions of the deposit agreement.

Voting of the Underlying Deposited Securities

When the Depositary receives notice of any meeting or solicitation of consents or proxies of holders of preference shares, it will, if we request, as soon as practicable thereafter, mail to the record holders of ADSs a notice including:

·	the information contained in the notice of meeting;

·	a statement that the record holders of ADSs at the close of business on a specified record date will be entitled, subject to any applicable provision of Scottish law and the Articles of Association or any similar document of ours, to instruct the Depositary as to the exercise of any voting rights pertaining to the preference shares represented by their ADSs; and

·	a brief explanation of how they may give instructions, including an express indication that they may be deemed to have instructed the Depositary to give a discretionary proxy to designated member or members of our board of directors if no such instruction is received.

The Depositary has agreed that it will endeavor, in so far as practical, to vote or cause to be voted the preference shares in accordance with any written non-discretionary instructions of record holders of ADRs that it receives on or before the date set by the Depositary for that purpose. However, holders of ADRs may not receive notice or otherwise learn of a meeting of holders of preference shares in time to instruct the Depositary prior to a cut off date the Depositary will set. The Depositary will not vote the preference shares except in accordance with such instructions or deemed instructions.

If the Depositary does not receive instructions from an ADS holder on or before the date the Depositary establishes for this purpose, the Depositary may deem such holder to have directed the Depositary to give a discretionary proxy to a designated member or members of our board of directors. However, the Depositary will not give a discretionary proxy to a designated member or the Directors with respect to any matter as to which we inform the Depositary that:

·	we do not wish the proxy to be given;

·	substantial opposition exists; or

·	the rights of holders of the preference shares may be materially affected.

Holders of ADSs will not be entitled to vote preference shares directly.

Inspection of Transfer Books

The Depositary will, at its office in New York City, keep books for the registration and transfer of ADSs. These books will be open for inspection by ADS holders at all reasonable times. However, this inspection may not be for the purpose of communicating with ADS holders in the interest of a business or object other than our business or a matter related to the deposit agreement or the ADSs.

Reports and Notices

We will furnish the Depositary with our annual and interim reports as described under “Incorporation of Documents by Reference”. The Depositary will make available at its office in New York City, for any ADS holder to inspect, any reports and communications received from us that are both received by the Depositary as holder of preference shares and made generally available by us to the holders of those preference shares, including our annual report and accounts and interim report and accounts. Upon our written request, the Depositary will mail copies of those reports to ADS holders as provided in the deposit agreement.

On or before the first date on which we give notice, by publication or otherwise, of:

·	any meeting of holders of the preference shares;

·	any adjourned meeting of holders of the preference shares; or

·	the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of the preference shares,

we have agreed to transmit to the Depositary and the custodian a copy of the notice in the form given or to be given to holders of the preference shares. If requested in writing by us, the Depositary will, at our expense, arrange for the prompt transmittal or mailing of such notices, and any other reports or communications made generally available to holders of the preference shares, to all holders of ADSs.

Amendment and Termination of the Deposit Agreement

The form of the ADRs and any provisions of the deposit agreement may at any time and from time to time be amended by agreement between us and the Depositary, without the consent of holders of ADSs, in any respect which we and the Depositary may deem necessary or advisable. Any amendment that imposes or increases any fees or charges, other than taxes and other governmental charges, registration fees, transmission costs, delivery costs or other such expenses, or that otherwise prejudices any substantial existing right of holders of outstanding ADSs, will not take effect as to outstanding ADSs until thirty (30) days after notice of the amendment has been given to the record holders of those ADRs. Every holder of ADSs at the time an amendment becomes effective will be deemed by continuing to hold the ADSs to consent and agree to the amendment and to be bound by the deposit agreement or the ADR as amended. No amendment may impair the right of any holder of ADSs to surrender ADSs and receive in return the preference shares represented by those ADSs.

Whenever we direct, the Depositary has agreed to terminate the deposit agreement by mailing a termination notice to the record holders of all ADSs then outstanding at least thirty (30) days before the date fixed in the notice of termination. The Depositary may likewise terminate the deposit agreement by mailing a termination notice to us and the record holders of all ADSs then outstanding if at any time sixty (60) days shall have expired since the Depositary delivered a written notice to us of its election to resign and a successor depositary shall not have been appointed and accepted its appointment.

If any ADSs remain outstanding after the date of any termination, the Depositary will then:

·	discontinue the registration of transfers of ADSs;

·	suspend the distribution of dividends to holders of ADSs; and

·	not give any further notices or perform any further acts under the deposit agreement, except those listed below, with respect to those ADSs.

The Depositary will, however, continue to collect dividends and other distributions pertaining to the preference shares. It will also continue to sell rights and other property as provided in the deposit agreement and deliver preference shares, together with any dividends or other distributions received with respect to them and the net proceeds of the sale of any rights or other property, in exchange for ADSs surrendered to it.

At any time after the expiration of one year from the date of termination of the deposit agreement, the Depositary may sell the preference shares then held. The Depositary will then hold uninvested the net proceeds of any such sales, together with any other cash then held by it under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the holders of ADSs that have not previously been surrendered.

Charges of the Depositary

The following charges shall be incurred by any party depositing or withdrawing preference shares, or by any party surrendering ADSs or to whom ADSs are issued:

·	any applicable taxes or other governmental charges;

·	any applicable share transfer or other registration fees on deposits or withdrawals of preference shares;

·	cable, telex, facsimile transmission and delivery charges which the deposit agreement provides are at the expense of the holders of ADSs or persons depositing or withdrawing preference shares;

·	expenses incurred or paid by the Depositary in any conversion of foreign currency into dollars

$5.00 (or less per 100 ADSs (or portion of 100 ADSs))	· Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property

· Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

$.02 (or less) per ADS	· Any cash distribution to ADS holders

·	a fee for the distribution to ADS holders of any securities in an amount equal to the fee for the delivery of ADRs referred to above which would have been charged if the securities distributed to ADS holders had been preference shares which were deposited with the custodian; and

·	any charges incurred by the Depositary or its agents for the servicing of preference shares.

Under the deposit agreement, the Depositary may charge an annual fee of $0.02 or less per ADS for depositary services.

The Depositary collects its fees for delivery and surrender of ADSs directly from investors depositing preference shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The Depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The Depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants for them. The Depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

The holders of ADSs will be responsible for any taxes or other governmental charges payable on their ADRs or on the preference shares. The Depositary may refuse to transfer ADSs or allow withdrawal of the preference shares until such taxes or other charges are paid. The Depositary may apply payments owed to holders of ADSs or sell deposited preference shares underlying such ADSs to pay any taxes owed and holders of ADSs will remain liable for any deficiency. If the Depositary sells deposited preference shares, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to holders of ADSs any proceeds, or send to holders of ADSs any property, remaining after it has paid the taxes.

Issuance in a Series

We may issue preference shares in more than one class or series or that otherwise entitle their holders to rights that vary from the rights to which other preference shares entitle their holders. “Series”, as used in this section and when used with respect to preference shares, shall mean all outstanding preference shares that entitle their holders to identical rights with respect to those preference shares, regardless of the title or any other designation that may be assigned to preference shares. The Depositary shall direct the Custodian to hold preference shares of a Series deposited under the deposit agreement, and other Deposited Securities it receives in respect of those preference shares in a segregated account different from the account in which it holds preference shares of any other Series.

Preference shares of each Series that are deposited under the deposit agreement shall be represented by a “Series” of ADSs separate from the ADSs representing preference shares of any other Series. Each series of ADSs, to the extent certificated, shall be evidenced by a “Series” of ADRs separate from the ADRs evidencing ADSs of any other Series.

If the rights to which deposited preference shares of a Series entitle their holders are modified such that those rights become identical to the rights to which deposited preference shares of another Series entitle their holders, the Depositary shall cause the Custodian to combine the accounts in which the former separate Series of preference shares are held, the Series of ADSs representing those preference shares will automatically be combined into one Series of ADSs and the Depositary may take any action necessary or convenient to effect that combination. At any time after that combination, the owners of ADRs affected by that combination will be entitled to surrender their ADRs to the Depositary and receive ADRs reflecting the designation of the ADSs owned by them as a result of that combination.

Holders of ADSs of a Series shall be entitled to rights under the deposit agreement only with respect to deposited preference shares of the corresponding Series and other Deposited Securities received in respect of deposited preference shares of that Series.

Direct Registration System

ADSs not evidenced by ADRs shall be transferable as uncertificated registered securities under the laws of the State of New York.

The Direct Registration System (“DRS”) and Profile Modification System (“Profile”) will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements sent by the Depositary to the owners entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of a registered holder of ADSs, to direct the Depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the ADS registered holder to register such transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an ADS registered holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ADS registered holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with the deposit agreement, shall not constitute negligence or bad faith on the part of the Depositary.

General

Neither the Depositary nor we will be liable to ADS holders if prevented or forbidden or delayed by any present or future law of any country or by any governmental or regulatory authority or stock exchange, any present or future provision of the Articles of Association, any provision of any securities issued or distributed by us, or any act of God or war or terrorism or other circumstances beyond our or its control in performing our or its obligations under the deposit agreement. The obligations of each of us and the Depositary under the deposit agreement are expressly limited to performing our and its specified duties without negligence or bad faith.

The ADSs are transferable on the books of the Depositary or its agent. However, the Depositary may close the transfer books as to ADSs at any time when it deems it expedient to do so in connection with the performance of its duties or at our request. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any ADSs or withdrawal of any preference shares, the Depositary or the Custodian may require the person presenting the ADSs or depositing the preference shares to pay a sum sufficient to reimburse it for any related tax or other governmental charge and any share transfer or registration fee and any applicable fees payable as provided in the deposit agreement. The Depositary may withhold any dividends or other distributions, or may sell for the account of the holder any part or all of the preference shares represented by the ADSs, and may apply those dividends or other distributions or the proceeds of any sale in payment of the tax or other governmental charge. The ADS holder will remain liable for any deficiency.

Any ADS holder may be required from time to time to furnish the Depositary or the Custodian with proof satisfactory to the Depositary of citizenship or residence, exchange control approval, information relating to the registration on our books or those that the registrar maintains for us for the preference shares in registered form, or other information, to execute certificates and to make representations and warranties that the Depositary deems necessary or proper. Until those requirements have been satisfied, the Depositary may withhold the delivery or registration of transfer of any ADSs or the distribution or sale of any dividend or other distribution or proceeds of any sale or distribution or the delivery of any deposited preference shares or other property related to the ADSs. The delivery or registration of transfer of ADSs may be suspended during any period when the transfer books of the

Depositary are closed or if we or the Depositary deems it necessary or advisable. The surrender of outstanding ADSs and the withdrawal of preference shares may only be suspended as a result of:

·	temporary delays caused by closing the transfer books or those of the Depositary or the deposit of preference shares in connection with voting at shareholder meetings, or the payment of dividends;

·	the non-payment of fees, taxes and similar charges; and

·	non-compliance with any U.S. or foreign laws or governmental regulations relating to the ADSs or to the withdrawal of preference shares.

PLAN OF DISTRIBUTION

We may sell relevant securities to or through underwriters or dealers and also may sell all or part of such securities directly to other purchasers or through agents.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

In connection with the sale of securities, we may compensate underwriters in the form of discounts, concessions or commissions or in any other way that the applicable prospectus supplement describes. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, and any discounts or commissions that we pay them and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended (the “Securities Act”). Any such underwriter or agent will be identified, and any such compensation that we pay will be described, in the prospectus supplement.

Under agreements which we may enter into, we may be required to indemnify underwriters, dealers and agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act.

Unless a prospectus supplement specifies otherwise, we will not offer any securities or any investments representing securities, including ADSs, of any series to the public in the United Kingdom. Unless otherwise specified in any agreement which we may enter into, underwriters, dealers and/or agents in relation to the distribution of securities or any investments representing securities, including ADSs, of any series and subject to the terms of any such agreement, any underwriter, dealer or agent in connection with an offering of securities or any investments representing securities, including ADSs, of any series will represent and agree that:

·	it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the “FSMA”) with respect to anything done by it in relation to the securities or any investments representing securities, including ADSs, of such series in, from or otherwise involving the U.K.; and

·	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the securities or any investments representing the securities (including ADSs) (including without limitation the registration statement, the prospectus, any preliminary prospectus, any ADS registration statement or any ADS prospectus) in circumstances in which Section 21(1) of the FSMA does not, or, in the case of Lloyds Bank, would not if Lloyds Bank was not an authorized person), not apply to the issuer of the securities.

Each new series of debt securities or preference shares will be a new issue of securities with no established trading market. If securities of a particular series are not listed on a U.S. national securities exchange, certain broker-dealers may make a market in those securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance that any broker-dealer will make a market in securities of any series or as to the liquidity of the trading market for those securities.

To the extent an initial offering of the securities will be distributed by an affiliate of ours each such offering of securities will be conducted in compliance with the requirements of Rule 5121 of the Financial Industry Regulatory Authority, which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of securities of an affiliate. Following the initial distribution of any of these securities, affiliates of ours may offer and sell these securities in the course of their businesses as broker-dealers. Such affiliates may act as principals or agents in these transactions and may make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. Such affiliates may also use this prospectus in connection with these transactions. None of our affiliates is obligated to make a market in any of these securities and may discontinue any market-making activities at any time without notice.

Any underwriter, selling agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

Delayed Delivery Arrangements

If so indicated in the prospectus supplement, we may authorize underwriters or other persons acting as their agents to solicit offers by certain institutions to purchase preference shares or debt securities from them pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

LEGAL OPINIONS

Our United States counsel, Davis Polk & Wardwell London LLP, will pass upon certain legal matters relating to the securities under U.S. federal securities laws. Our English counsel, Linklaters LLP, will pass upon the validity of the debt securities issued by Lloyds Bank under English law and the subordination provisions of such subordinated debt securities under English law. Our Scottish counsel, Dundas & Wilson CS LLP, will pass upon certain matters of Scots law relating to the validity of the preference shares, the subordination provisions of the subordinated debt securities issued by LBG, the guarantees of the debt securities issued by Lloyds Bank and the subordination provisions of the guarantees of such debt securities under Scots law.

EXPERTS

Each of the financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Lloyds Banking Group plc Annual Report on Form 20-F for the year ended December 31, 2012 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ENFORCEMENT OF CIVIL LIABILITIES

We and Lloyds Bank are public limited companies incorporated and registered in Scotland and England, respectively. All of our and Lloyds Bank’s directors and executive officers, and certain experts named in this prospectus, reside outside the United States. All or a substantial portion of our and Lloyds Bank’s assets and the assets of those non-resident persons are located outside the United States. As a result, it may not be possible for investors (i) to effect service of process within the United States upon us, Lloyds Bank or those persons or (ii) to enforce against us, Lloyds Bank or those persons judgments obtained in U.S. courts predicated upon civil liability provisions of the federal securities laws of the United States. We have been advised by our Scottish counsel, Dundas & Wilson CS LLP (as to Scots law) and our English counsel, Linklaters LLP (as to English law) that, both in original actions and in actions for the enforcement of judgments of U.S. courts, there is doubt as to whether civil liabilities predicated solely upon the U.S. federal securities laws are enforceable in England and Scotland, as the case may be.

WHERE YOU CAN FIND MORE INFORMATION

Ongoing Reporting

LBG is subject to the informational requirements of the Exchange Act and in accordance therewith, LBG files reports and other information with the SEC. You can read and copy these reports and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, U.S.A. You may call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains a website at http://www.sec.gov which contains in electronic form each of the reports and other information that we have filed electronically with the SEC. You can also read this material at the offices of The New York Stock Exchange, 20 Broad Street, New York, New York 10005, U.S.A. on which certain of LBG’s securities are listed.

We will provide the trustee for any debt securities and the ADS depositary for any preference shares with our annual reports, which will include a description of operations and our annual audited consolidated financial statements. We will also provide any trustee or ADS depositary with interim reports that will include unaudited interim summary consolidated financial information. Upon receipt, if we so request, the trustee or the ADS depositary will mail the reports to all record holders of the debt securities, preference shares or ADSs. In addition, we will provide the trustee or the ADS depositary with all notices of meetings at which holders of debt securities or preference shares are entitled to vote, and all other reports and communications that are made generally available to holders of debt securities or preference shares.

Registration Statement

This prospectus is part of a registration statement filed with the SEC. As exhibits to the registration statement, we have also filed the indentures, the ADS deposit agreement and our Articles of Association have also been filed. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. For further information, you should refer to the registration statement. You can obtain the full registration statement from the SEC or from us or Lloyds Bank.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information referred to in this way is considered part of this prospectus, and any information that we file with the SEC after the date of this prospectus will automatically be deemed to update and supersede this information.

We incorporate by reference (i) LBG’s Annual Report on Form 20-F for the fiscal year ended December 31, 2012 filed with the SEC on March 25, 2013; (ii) LBG’s report on Form 6-K filed with the SEC on March 25, 2013 disclosing the Ratio of Earnings to Fixed Charges and the Ratio of Combined Fixed Charges and Preference Dividends to Earnings; (iii) LBG’s report on Form 6-K filed with the SEC on April 24, 2013 providing an update on the disposal of Project Verde through an IPO; (iv) LBG’s report on Form 6-K filed with the SEC on April 29, 2013 announcing LBG’s sale of retail banking operations in Spain; (v) LBG’s report on Form 6-K filed with the SEC on

April 30, 2013 including the interim results for LBG for the three months ended March 31, 2013; (vi) LBG’s report on Form 6-K filed with the SEC on April 30, 2013 disclosing LBG’s capitalization as at March 31, 2013; (vii) LBG’s report on Form 6-K filed with the SEC on May 1, 2013 regarding the repurchase of certain securities, (viii) LBG’s report on Form 6-K filed with the SEC on May 10, 2013 regarding the sale of certain real estate loans, (ix) LBG’s report on Form 6-K filed with the SEC on May 13, 2013 regarding the future retirement of its Chairman, (x) LBG’s report on Form 6-K filed with the SEC on May 22, 2013 regarding the update on its capital position; (xi) LBG’s report on Form 6-K filed with the SEC on May 29, 2013 regarding the sale of its international private banking operations; (xii) LBG’s report on Form 6-K filed with the SEC on May 29, 2013 regarding the sale of its Miami international private banking office; and (xiii) LBG’s report on Form 6-K filed with the SEC on May 31, 2013 regarding the sale of its U.S. residential mortgage backed securities portfolio. We also incorporate by reference all subsequent Annual Reports filed on Form 20-F and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and certain Reports on Form 6-K, if they state that they are incorporated by reference into this prospectus, that we furnish to the SEC after the date of this prospectus and until we or any underwriters sell all of the securities.

Upon written or oral request, we will provide free of charge a copy of any or all of the documents that we incorporate by reference into this prospectus, other than exhibits which are not specifically incorporated by reference into this prospectus. To obtain copies you should contact us at Investor Relations, 25 Gresham Street, London EC2V 7HN, United Kingdom or by telephone at +44 (0) 207 356 1273.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included in this prospectus are forward-looking statements. We may make forward-looking statements in other documents filed with the SEC that are incorporated by reference into this prospectus. Forward-looking statements can be identified by the use of forward-looking terminology such as words “expect,” “estimate,” “project,” “anticipate,” “believes,” “should,” “could,” ‘intend,” “plan,” “probability,” “risk,” “target,” “goal,” “objective,” “may,” “endeavor,” “outlook,” “optimistic,” “prospects” or by the use of similar expressions or variations on such expressions, or by the discussion of strategy or objectives. Forward-looking statements are based on current plans, estimates and projections, and are subject to inherent risks, uncertainties and other factors which could cause actual results to differ materially from the future results expressed or implied by such forward-looking statements.

In particular, this prospectus and certain documents incorporated by reference into this prospectus include forward-looking statements relating, but not limited, to possible future write-downs and our capital planning projections, our potential exposures to various types of market risks, such as interest rate risk, foreign exchange rate risk, liquidity risk, credit risk and commodity and equity price risk. Such statements are subject to risks and uncertainties. For example, certain of the market risk disclosures are dependent on choices about key model characteristics, assumptions and estimates, and are subject to various limitations. By their nature, certain of the market risk disclosures are only estimates and, as a result, actual future gains and losses could differ materially from those that have been estimated.

Other factors could also adversely affect our results or the accuracy of forward-looking statements in this prospectus, and you should not consider the factors discussed here or in LBG’s Form 20-F filed on March 25, 2013 or other documents incorporated by reference herein to be a complete set of all potential risks or uncertainties. We have economic, financial market, credit, legal and other specialists who monitor economic and market conditions and government policies and actions. However, because it is difficult to predict with accuracy any changes in economic or market conditions or in governmental policies and actions, it is difficult for us to anticipate the effects that such changes could have on our financial performance and business operations.

The forward-looking statements made in this prospectus speak only as of the date of this prospectus. We do not intend to publicly update or revise these forward-looking statements to reflect events or circumstances after the date of this prospectus, and we do not assume any responsibility to do so. You should, however, consult any further disclosures of a forward-looking nature we made in other documents filed with the SEC that are incorporated by reference into this prospectus. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995.